CONFIDENTIAL
EXECUTION

AGREEMENT AND PLAN OF MERGER
by and among
INSPIRATO INCORPORATED,
RR MERGER SUB, INC.
and
BUYERLINK, INC.
Dated as of June 25, 2025

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Section 4.6 Access to Information; Confidentiality Agreement 45

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Section 4.17 Further Assurances................................................. 49
Section 4.18 Post-Closing Disclosure......................................... 49
ARTICLE V CONDITIONS TO CLOSING.......................... 49
Section 5.1 Mutual Conditions.................................................. 49
Section 5.2 Conditions to Obligations of Inspirato and Merger Sub 50

Section 7.11 Nonsurvival of Representations, Warranties and Covenants 56
ARTICLE VIII DEFINITIONS.............................................. 57

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AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 25, 2025, by and among:
•Inspirato Incorporated, a Delaware corporation (“Inspirato”);

•RR Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Inspirato (“Merger Sub”); and

•Buyerlink Inc., a Delaware corporation (“Buyerlink”).
RECITALS
WHEREAS, Buyerlink is a privately held company wholly owned by One Planet Ops Inc. (“One Planet”);
WHEREAS, the parties desire that Merger Sub be merged with and into Buyerlink (the “Merger”), with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato;
WHEREAS, on the Closing Date, but prior to the filing of the Certificate of Merger (as defined below), Inspirato will file with the Secretary of State of the State of Delaware a certificate of designation setting forth the rights, preferences, privileges and restrictions of a class of shares of its preferred stock, par value $0.0001 per share (the “Inspirato Preferred Stock”), which rights, preferences, privileges and restrictions shall be in accordance with the terms and conditions set forth on the term sheet attached hereto as Exhibit A;
WHEREAS, as consideration for the Merger, Inspirato shall issue to One Planet (i) shares of its Class A common stock, par value $0.0001 per share (“Inspirato Common Stock”) and (ii) shares of the Inspirato Preferred Stock;
WHEREAS, immediately following the Merger, Inspirato shall change its name to “One Planet Platforms, Inc.” and continue as the publicly traded holding company of both Buyerlink and Inspirato’s subsidiary, Inspirato LLC;
WHEREAS, the parties (i) intend that the Merger qualify as a Reorganization (as defined below) and (ii) adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g);
WHEREAS, the board of directors of Buyerlink (the “Buyerlink Board of Directors”), by resolutions duly adopted, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Buyerlink and its sole stockholder, (ii) approved the execution, delivery and performance by Buyerlink of this Agreement and the consummation by Buyerlink of the transactions contemplated hereby, including the Merger, and (iii) declared advisable and resolved to recommend that Buyerlink’s sole stockholder approve and adopt this Agreement (pursuant to the DGCL);

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WHEREAS, One Planet, in its capacity as sole stockholder of Buyerlink, has approved and executed and delivered a written consent approving and adopting this Agreement (the “Buyerlink Stockholder Consent”), such consent to be effective by its terms immediately following execution of this Agreement;
WHEREAS, a special committee of the Inspirato Board (as defined below) (the “Inspirato Special Committee”), formed by the Inspirato Board to consider, and in its discretion to negotiate the terms of, the Transactions, has, by resolutions duly adopted, unanimously: (i) determined that this Agreement and the Transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Inspirato and its stockholders, (ii) recommended to the Inspirato Board that it approve this Agreement and the transactions contemplated hereby, including the Share Issuance and the Charter Amendment (each as defined below), and (iii) recommended to the Inspirato Board that it submit, and recommend the approval of, the Share Issuance and the Charter Amendment to Inspirato’s stockholders;
WHEREAS, the Inspirato Board, acting on the recommendation of the Inspirato Special Committee, has, by resolutions duly adopted, unanimously, (i) determined that this Agreement and the Transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Inspirato and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Share Issuance and the Charter Amendment, and (iii) determined to submit, and recommend the approval of, the Share Issuance and the Charter Amendment to Inspirato’s stockholders;
WHEREAS, the board of directors of Merger Sub, by resolutions duly adopted, has unanimously approved the Merger upon the terms and subject to the conditions set forth in this Agreement, has approved and declared advisable this Agreement and has resolved to recommend to its sole stockholder the adoption of this Agreement;
WHEREAS, Inspirato, in its capacity as sole stockholder of Merger Sub, has approved and executed a written consent approving and adopting this Agreement, such consent to be effective by its terms immediately following execution of this Agreement;
WHEREAS, simultaneously with the execution and delivery of this Agreement, One Planet Group LLC, a Delaware limited liability company (“One Planet Group”), is entering into an agreement in the form attached hereto as Exhibit B (the “Voting Agreement”) pursuant to which, among other things, on the terms and subject to the conditions set forth therein, One Planet Group agrees to vote its beneficially owned shares of Inspirato Common Stock in favor of the Share Issuance and the Charter Amendment;
WHEREAS, at the Closing, Inspirato and One Planet will enter into a stockholders’ agreement (the “Stockholders Agreement”), in accordance with and as contemplated by Section 4.14 of this Agreement; and
WHEREAS, Inspirato, Merger Sub and Buyerlink desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

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NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1The Merger. Subject to the terms and conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined below), Merger Sub shall be merged with and into Buyerlink, whereupon the separate existence of Merger Sub shall cease and Buyerlink shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Inspirato. The Merger, the issuance by Inspirato of Inspirato Common Stock in connection with the Merger (the “Share Issuance”) and the other transactions contemplated by this Agreement and the Voting Agreement (collectively, the “Transaction Agreements”) are referred to in the Transaction Agreements collectively as the “Transactions”.
Section 1.2Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Inspirato, 1544 Wazee Street, Denver, CO, at 10:00 a.m., local time, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, date and time as Inspirato and Buyerlink may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3Effective Time. The Merger shall become effective upon the filing of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later date and time as may be agreed by the parties and set forth in the Certificate of Merger (the “Effective Time”).
Section 1.4Effects of the Merger. At the Effective Time, the Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers, and franchises and be subject to all of the restrictions, disabilities, and duties of Buyerlink and Merger Sub.
Section 1.5Organizational Documents. At the Effective Time, the certificate of incorporation and bylaws of Buyerlink (the “Buyerlink Organizational Documents”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable law.
Section 1.6Directors and Officers.

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(a)The directors and officers of Buyerlink immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b)Prior to the Effective Time, Inspirato shall take all necessary corporate action to cause the Inspirato Board of Directors (the “Inspirato Board”), effective immediately after the Effective Time, to consist of seven (7) directors, of whom six (6) shall be designated by Buyerlink (the “Buyerlink Designees”) and one (1) shall be selected by the Special Committee (the “Special Committee Designee”); provided that (i) at least two (2) of the Buyerlink Designees on the Inspirato Board must qualify as “independent” under the Nasdaq rules and (ii) the Special Committee Designee must qualify as “independent” under the Nasdaq rules and must be selected from among the then-existing members of the Special Committee.
Section 1.7Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyerlink, Inspirato, Merger Sub or the holders of any of the following securities:
(a)Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)Each share of Buyerlink Common Stock and Buyerlink Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a portion of the Merger Consideration as set forth in Section 1.8(b). Any shares of Buyerlink Common Stock and Buyerlink Preferred Stock held by Buyerlink as treasury shares shall be cancelled and retired for no consideration.
(c)Notwithstanding anything to the contrary contained herein, no fraction of a share of Inspirato Common Stock will be issued by virtue of the Merger or the other Transactions, and each Person who would otherwise be entitled to a fraction of a share of Inspirato Common Stock (after aggregating all fractional shares of the Inspirato Common Stock that otherwise would be received by such Person) shall instead have the number of Inspirato Common Stock issued to such Person rounded up in the aggregate to the nearest whole share of Inspirato Common Stock.
Section 1.8Merger Consideration.
(a)As consideration for the Merger, One Planet shall be entitled to receive (i) a number of shares of Inspirato Common Stock equal to (A)(1) ninety percent (90%) of the Transaction Valuation divided by (2) the Inspirato Per Share Value minus (B) the number of shares of Inspirato Common Stock subject to the Converted RSU Awards and the Additional RSU Awards, rounded down to the nearest whole share (the “Common Stock Consideration”), and (ii) a number of shares of Inspirato Preferred Stock equal to (A)(1) ten percent (10%) of the Transaction Valuation minus (2) the total amount of cash payable pursuant to the Converted Cash Awards divided by (B) the Inspirato Per Share Value, rounded down to the nearest whole

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share (the “Preferred Stock Consideration” and, together with the Common Stock Consideration, the “Merger Consideration”). Subject to Section 1.9, the components of the Merger Consideration, the Converted RSU Awards, the Additional RSU Awards and the Converted Cash Awards shall be calculated in a manner consistent with the sample calculation set forth on Exhibit C. The allocation of the Common Stock Consideration and Preferred Stock Consideration to be issued upon conversion of the Buyerlink Preferred Stock and Buyerlink Common Stock shall be determined pursuant to Section 1.8(b) below.
(b)At the Effective Time, the Buyerlink Common Stock and the Buyerlink Preferred Stock shall be deemed to be converted into the Common Stock Consideration and the Preferred Stock Consideration as follows (it being understood and agreed that such deemed conversion shall not increase the amount of consideration provided for in Section 1.8(a)) (i) each share of Buyerlink Preferred Stock that is issued and outstanding shall be converted into the right to receive a number of shares of Inspirato Preferred Stock equal to (A) the BL Pref Value divided by (B) the Inspirato Per Share Value divided by (C) the BL Pref Number, rounded down to the nearest whole share, and (ii) each share of Buyerlink Common Stock shall be converted into the right to receive a pro rata portion of the remaining Preferred Stock Consideration (after application of Section 1.8(b)(i)) and a pro rata portion of the Common Stock Consideration. The Preferred Stock Consideration shall be subject to adjustment as set forth in Section 1.9 below. At the Effective Time, Inspirato shall issue to One Planet certificates representing the Common Stock Consideration and the Preferred Stock Consideration (or, in lieu of such certificates, non-certificated shares represented by book-entry evidence from the relevant transfer agent of Inspirato).
Section 1.9Adjustment to the Preferred Stock Consideration.
(a)At least three (3) Business Days prior to the Closing, Buyerlink will deliver to Inspirato a certificate signed by an officer of Buyerlink (the “Closing Certificate”) setting forth Buyerlink’s good faith estimate of Buyerlink’s Net Working Capital (the “Estimated Net Working Capital Amount”) and Cash (the “Estimated Cash Amount”), in each case, as of the Closing. The Closing Certificate shall contain an estimated balance sheet of Buyerlink as of the Closing prepared (i) in accordance with GAAP and (ii) to the extent in accordance with GAAP, using the same accounting principles and practices as Buyerlink has used historically. The number of shares of Inspirato Preferred Stock included in the Preferred Stock Consideration shall be increased or decreased, as applicable, such that that aggregate Liquidation Preference (as that term is defined in Exhibit A) of the Preferred Stock Consideration shall be increased or decreased, as applicable, to the extent that the (i) Estimated Net Working Capital Amount is greater or less than the Net Working Capital Target, and (ii) Estimated Cash Amount is greater or less than the Buyerlink Cash Target. Not later than sixty (60) days following the Closing, Inspirato shall prepare and deliver to One Planet an adjustment statement setting forth Inspirato’s calculation of the amount of Buyerlink’s Net Working Capital and Cash, in each case, as of the Closing (the “Preliminary Adjustment Statement”). The Preliminary Adjustment Statement shall be prepared as of 12:01 a.m. PT on the Closing Date, (i) in accordance with GAAP and (ii) to the extent in accordance with GAAP, using the same accounting principles and practices as Buyerlink has used historically.

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(b)For purposes of complying with the terms set forth in this Section 1.9, each Party shall cooperate with and make available to the other Parties, their respective representatives, and the Accounting Referee, all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Preliminary Adjustment Statement and the resolution of any disputes thereunder; provided, however, that the preceding obligations in this sentence shall not apply to Inspirato until after its delivery of the Preliminary Adjustment Statement unless otherwise required by Law.
(c)If One Planet believes that the Preliminary Adjustment Statement is inaccurate or was not properly prepared in accordance with this Section 1.9, One Planet shall so notify Inspirato no later than thirty (30) days after One Planet’s receipt thereof, setting forth in such notice (the “Objection Notice”) its objections to the Preliminary Adjustment Statement with particularity and the specific changes which One Planet claims are required to be made in order to conform the Preliminary Adjustment Statement to the terms of this Section 1.9 accompanied by materials showing in reasonable detail One Planet’s support for its position. All items not properly identified in the Objection Notice shall become final, binding and conclusive on the parties for all purposes of this Agreement, including for purposes of the Final Adjustment Statement.
(d)If One Planet timely delivers an Objection Notice and notifies Inspirato of an objection by One Planet to the Preliminary Adjustment Statement in accordance with this Section 1.9, and if One Planet and Inspirato are unable to resolve such dispute through good faith negotiations within fifteen (15) days after the delivery of such Objection Notice, then One Planet and Inspirato shall mutually engage and submit any amounts remaining in dispute (“Disputed Amounts”) to, and the same shall be finally resolved in accordance with the provisions of this Agreement by an impartial nationally recognized accounting firm mutually agreed on by One Planet and Inspirato (the accounting firm ultimately chosen, the “Accounting Referee”). The Accounting Referee, acting as an expert and not an arbitrator, shall determine and report in writing to One Planet and Buyerlink as to the resolution of all Disputed Amounts only and the effect of such determinations on the Preliminary Adjustment Statement. All adjustments shall be made without regard to materiality and the Accounting Referee shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in Inspirato’s initial Preliminary Adjustment Statement and the Objection Notice, respectively. The Accounting Referee shall endeavor to resolve the Disputed Amounts within thirty (30) days after such submission or such longer period as the Accounting Referee may reasonably require, and such determinations shall be final, binding and conclusive on the parties, absent fraud or manifest error. The submission of any dispute to the Accounting Referee shall be the exclusive remedy for resolving disputes relating to the Preliminary Adjustment Statement. The fees, costs and expenses of the Accounting Referee shall be allocated as follows: (i) one half (1/2) to Inspirato and (ii) one half (1/2) to One Planet. None of One Planet, Inspirato or their respective Representatives will have any ex parte communications or meetings with the Accounting Referee concerning the subject matter hereof without the prior written consent of the other party, as applicable.

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(e)The Preliminary Adjustment Statement shall become the “Final Adjustment Statement” and as such shall become final, binding and conclusive on the parties for all purposes of this Agreement and upon which a judgment may be entered by a court of competent jurisdiction, upon the earliest to occur of the following:
(i)the mutual acceptance by One Planet and Inspirato of the Preliminary Adjustment Statement, with such changes thereto, if any, as may be proposed by One Planet consented to by Inspirato;
(ii)the expiration of sixty (60) days after One Planet’s receipt of the Preliminary Adjustment Statement, without timely written objection by One Planet in accordance with this Section 1.9; or
(iii)the delivery to One Planet and Inspirato by the Accounting Referee of the report of its determination of all Disputed Amounts submitted to the Accounting Referee pursuant to this Section 1.9.
(f)The Preferred Stock Consideration shall be further adjusted based on the Final Net Working Capital Amount and the Final Cash Amount as set forth in the Final Adjustment Statement. The number of shares of Inspirato Preferred Stock included in the Preferred Stock Consideration, as finally determined in accordance with Section 1.8 and Section 1.9(a), shall be increased or decreased, as applicable, such that that aggregate Liquidation Preference of the Preferred Stock Consideration shall be increased or decreased, as applicable, to the extent that (i) the Final Net Working Capital Amount is greater or less than the Estimated Net Working Capital Amount, and (ii) the Final Cash Amount is greater or less than the Estimated Cash Amount. Inspirato agrees to issue to One Planet additional shares of Inspirato Preferred Stock, and One Planet agrees to forfeit previously issued shares of Inspirato Preferred Stock, as necessary to reflect such adjustment, and any previously issued certificates representing the Preferred Stock Consideration (or, in lieu of such certificates, non-certificated shares represented by book-entry evidence) shall be cancelled and reissued to reflect such adjustment.
Section 1.10Treatment of Buyerlink Distribution Rights.
(a)At the Effective Time, each unit of Buyerlink Distribution Rights that is issued and outstanding shall, automatically and without any action on the part of the holders thereof, be assumed by Inspirato and converted into (i) an award of restricted stock units with respect to a number of shares of Inspirato Common Stock equal to a pro rata share of the Distribution Rights Percentage of 90% of the Merger Consideration (a “Converted RSU Award”), which Converted RSU Award shall vest in three equal installments on each of the first three anniversaries of the Closing Date, subject to the holder’s continued service with Inspirato or its applicable Subsidiaries on each applicable vesting date and substantially the same terms and conditions as set forth in the publicly filed restricted stock unit agreement under the Inspirato Incorporated 2021 Equity Incentive Plan, and (ii) a deferred cash award issued by Inspirato in an amount equal to a pro rata share of the Distribution Rights Percentage of 10% of the Merger Consideration (a “Converted Cash Award”), which Converted Cash Award shall be payable in three equal installments on each of the first three anniversaries of the Closing Date, subject to the

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holder’s continued service with Inspirato or its applicable Subsidiaries on each applicable payment date; provided, however, that with respect to the individuals listed on Section 1.10(a)(i) of the Buyerlink Disclosure Schedule, the Converted RSU Awards and the Converted Cash Awards held by the scheduled individuals shall receive the treatment described in such schedule upon certain terminations of employment.
(b)At or prior to the Effective Time, each of Buyerlink, Inspirato, the Buyerlink Board of Directors and the Inspirato Board, as applicable, shall adopt resolutions and take any other actions that are necessary to effectuate the treatment of the Buyerlink Distribution Rights pursuant to this Section 1.10.
Section 1.11Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Inspirato Common Stock or Buyerlink Common Stock, or securities convertible or exchangeable into or exercisable for shares of Inspirato Common Stock or Buyerlink Common Stock, shall have been changed into a different number of shares or a different class in accordance with this Agreement, by reason of any stock dividend (excluding, for the avoidance of doubt, cash dividends), subdivision, reclassification, recapitalization, split, reverse split, combination, conversion, exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination, exchange of shares or other similar transaction.
Section 1.12 Form W-9. One Planet shall deliver to Inspirato a duly executed and properly completed IRS Form W-9 certifying that it is not subject to backup withholding on or before the Closing Date.
Section 1.13Withholding. Each party required to make a payment pursuant to this Agreement shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it determines it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder or any provision of state, local or foreign Tax Law; provided, that no amount is expected to be deducted or withheld from any payment to One Planet (or its Affiliates or designees) if One Planet has complied with its obligations under Section 1.12. To the extent that amounts are so withheld (and unless such amounts are not subsequently paid over to the appropriate Governmental Authority within the statutorily required period), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BUYERLINK
Except as disclosed in the corresponding section of the disclosure letter delivered by Buyerlink to Inspirato (the “Buyerlink Disclosure Schedule”) prior to the execution of this Agreement (provided that disclosure in any section of the Buyerlink Disclosure Schedule shall be deemed to be disclosure with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other Section

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notwithstanding the omission of a reference or cross-reference thereto), Buyerlink represents and warrants to Inspirato and Merger Sub, as of the date hereof and as of the Effective Time, that:
Section 2.1Organization and Qualification. Buyerlink is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyerlink and each of its Subsidiaries has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted. Buyerlink and each of its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyerlink. Buyerlink has made available to Inspirato accurate and complete copies of the Buyerlink Organizational Documents and comparable organizational documents of each of its Subsidiaries, in each case, as in effect on the date of this Agreement.
Section 2.2Authority and Enforceability. Subject to the effectiveness of the Buyerlink Stockholder Consent, Buyerlink has all necessary corporate power and authority to execute and deliver each Transaction Agreement and to perform its obligations thereunder. The execution and delivery of the Transaction Agreements by Buyerlink and, subject to the effectiveness of the Buyerlink Stockholder Consent, the consummation by Buyerlink of the Transactions have been duly authorized by all necessary corporate action of Buyerlink. The Transaction Agreements have been duly executed and delivered by Buyerlink and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, and each other agreement, instrument or document executed or to be executed by Buyerlink in connection with the Transactions has been, or when executed will be, duly executed and delivered by Buyerlink and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyerlink enforceable against Buyerlink in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (b) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances (collectively, “Creditor Rights”). The Buyerlink Stockholder Consent has been executed and will be effective by its terms immediately following execution of this Agreement.
Section 2.3Capitalization.
(a)The authorized capital stock of Buyerlink consists of 1,000 shares of Buyerlink Common Stock, of which 1,000 shares are issued and outstanding, and 1,000 shares of Buyerlink Preferred Stock, of which 1,000 shares are issued and outstanding, and no shares are held in treasury as of the date hereof. All of the issued and outstanding shares of Buyerlink Common Stock and Buyerlink Preferred Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights. All issued and outstanding shares of capital stock of Buyerlink are owned beneficially and of record by One Planet, free and clear of all Encumbrances.

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(b)There is no purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Buyerlink Organizational Documents, any Contract to which Buyerlink is a party or otherwise bound, or by applicable Law, to purchase any Securities of Buyerlink or any of its Subsidiaries. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Buyerlink Common Stock, Buyerlink Preferred Stock or other Securities of Buyerlink or any of its Subsidiaries. Buyerlink has not put in place any equity incentive plan.
(c)A true and complete list of all the Subsidiaries of Buyerlink, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by Buyerlink is set forth in Section 2.3(c) of the Buyerlink Disclosure Schedule.  Except as set forth in Section 2.3 of the Buyerlink Disclosure Schedule, Buyerlink does not own, directly or indirectly, any capital stock, membership, interest, partnership interest, joint venture interest or other interest in any Person.
(d)Each outstanding share of capital stock of each Subsidiary of Buyerlink is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by Buyerlink free and clear of all Encumbrances, options and rights of first refusal on Buyerlink or any of its Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.
Section 2.4No Conflicts. The execution and delivery by Buyerlink of this Agreement and the consummation of the Transactions do not (a) conflict with or result in a violation of any provision of the Buyerlink Organizational Documents or the governing instruments of any Subsidiary of Buyerlink, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyerlink or any of its Subsidiaries is a party or by which Buyerlink or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any Encumbrance upon any property of Buyerlink or any of its Subsidiaries except for Permitted Encumbrances and Encumbrances set forth in Section 2.4 of the Buyerlink Disclosure Schedule, or (d) assuming compliance with the matters referred to in Section 2.5, violate any applicable Law binding upon Buyerlink or any of its Subsidiaries, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink.
Section 2.5Approvals. No consent, approval, or authorization of any Governmental Authority is required to be obtained or made by Buyerlink in connection with the execution, delivery, and performance of this Agreement and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and (b) the filing of the Certificate of Merger.

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Section 2.6Litigation. There is no pending or, to Buyerlink’s Knowledge, threatened legal proceeding against Buyerlink or any Subsidiary that would or would reasonably be expected to prevent or materially delay the consummation of the Merger or have a Material Adverse Effect on Buyerlink or except as disclosed in Section 2.6 of the Buyerlink Disclosure Schedule, result in any liability or obligation that is material to Buyerlink or any of its Subsidiaries.
Section 2.7Financial Statements. Buyerlink has delivered to Inspirato the unaudited consolidated balance sheet with assets, liabilities and stockholders’ equity of Buyerlink as of March 31, 2025, and the consolidated statement of operations, consolidated statements of changes in stockholder’s equity, and consolidated statements of cash flow for the three (3) months then ended (the “Interim Buyerlink Financial Statements” and for the years ended December 31, 2024 and 2023 (together with the Interim Buyerlink Financial Statements, the “Buyerlink Financial Statements”). The Buyerlink Financial Statements (a) have been prepared from the books and records of Buyerlink in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, and (b) accurately and fairly present in all material respects the consolidated financial position of Buyerlink as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended.
Section 2.8Absence of Undisclosed Liabilities. Neither Buyerlink nor any of its Subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise) that would be required to be set forth on a balance sheet of Buyerlink prepared in accordance with GAAP, except (a) liabilities reflected in the Interim Buyerlink Financial Statements, (b) liabilities which have arisen since the date of the Interim Buyerlink Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (d) liabilities disclosed in Section 2.8 of the Buyerlink Disclosure Schedule.
Section 2.9Absence of Certain Changes. Except as disclosed in Section 2.9 of the Buyerlink Disclosure Schedule, since the date of the Interim Buyerlink Financial Statements, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on Buyerlink, (b) the business of Buyerlink and each of its Subsidiaries has been conducted in the ordinary course consistent with past practice, (c) neither Buyerlink nor any of its Subsidiaries has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, (d) neither Buyerlink nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) that would result in a Material Adverse Effect on Buyerlink, and (e) there has been no event, condition, action or effect that, if taken during the period of time from the date of this Agreement through the Closing Date, would constitute a breach of Section 4.1
Section 2.10Compliance with Laws. Except as disclosed in Section 2.10 of the Buyerlink Disclosure Schedule, Buyerlink and its Subsidiaries have complied in all material

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respects with all applicable Laws relating to any aspect of the business of Buyerlink except for any non-compliance that individually or in the aggregate has not had or would not reasonably be expected to have a Material Adverse Effect on Buyerlink. Except as disclosed in Section 2.10 of the Buyerlink Disclosure Schedule, neither Buyerlink nor any of its Subsidiaries has received any written notice from any Governmental Authority relating to any aspect of the business of Buyerlink or such Subsidiary or alleging that Buyerlink or any Subsidiary is not in compliance with or is in default or violation of any applicable Law except for any non-compliance, default or violation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink. Buyerlink has not been charged or, to the Knowledge of Buyerlink, threatened with, or under any investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of Buyerlink.
Section 2.11Tax. Except as set forth on Section 2.11 of the Buyerlink Disclosure Schedule:
(a)All material Tax Returns of Buyerlink have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by Buyerlink have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of Buyerlink in accordance with GAAP.
(b)All material Taxes required to be withheld or collected by Buyerlink with respect to any employee, independent contractor, purchaser or other third party have been withheld or collected, and have been timely paid to the appropriate Taxing Authority or properly accrued.
(c)There are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of Buyerlink. There are no actions, examinations or audits currently pending or, to Buyerlink’s Knowledge, threatened with respect to Buyerlink in respect of any material amount of Tax. No issue has been raised by a Taxing Authority in any prior action or examination of Buyerlink which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Authority in a jurisdiction where Buyerlink does not file Tax Returns that Buyerlink is, or may be, subject to material taxation by that jurisdiction.
(d)There are no Encumbrances for material Taxes on any of the assets of Buyerlink other than Permitted Encumbrances.
(e)Buyerlink is not a party to, and Buyerlink is not subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement (whether or not written) with respect to Taxes that could materially affect the Tax liability of Buyerlink. Buyerlink has no liability for material Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.

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(f)Buyerlink has not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(g)Buyerlink has been properly classified and treated as a C corporation for U.S. federal and applicable state and local income tax purposes at all times since its formation.
(h)Buyerlink has not within the past two years distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(i)Buyerlink does not know of any fact, and has not taken or failed to take any action, in each case, that would reasonably be expected to prevent the Merger from qualifying as a Reorganization.
(j)To the Knowledge of Buyerlink, Buyerlink has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.
Section 2.12Brokerage Fees. Except as disclosed in Section 2.12 of the Buyerlink Disclosure Schedule, Buyerlink has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any Transaction.
Section 2.13Environmental Matters. Except as disclosed in Section 2.13 of the Buyerlink Disclosure Schedule, (a) Buyerlink and each of its Subsidiaries and assets, real properties and operations are in compliance in all material respects with all applicable Laws pertaining to the environment, Hazardous Substances or Hazardous Wastes (“Applicable Environmental Laws”), including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), and the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”); (b) Buyerlink and each of its Subsidiaries has obtained all material environmental Permits required under Applicable Environmental Laws to operate their business as currently operated; (c) Buyerlink has not received any written notice of any investigation or inquiry regarding the properties of Buyerlink or any of its Subsidiaries from any Governmental Authority under any Applicable Environmental Law, and (d) there are no proceedings, orders, decrees, writs, injunctions or judgments pending or in effect, or, to the Knowledge of Buyerlink, threatened by a Governmental Authority or other third party against Buyerlink or any of its Subsidiaries that allege a violation of or liability under any Applicable Environmental Law that remain pending or unresolved that would result or would reasonably be expected to result in a Material Adverse Effect on Buyerlink.
Section 2.14Employees. Except as set forth in Section 2.14 of the Buyerlink Disclosure Schedule, neither Buyerlink nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or other agreement with a labor organization. Except as set forth in Section 2.14 of the Buyerlink Disclosure Schedule, Buyerlink and each of its Subsidiaries is in compliance in all

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material respects with all applicable Laws pertaining to employment and employment practices. There is no pending or, to the Knowledge of Buyerlink, threatened proceeding against or involving Buyerlink or any of its Subsidiaries by or before, and neither Buyerlink nor any of its Subsidiaries is subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Authority in connection with any former employee of Buyerlink or any of its Subsidiaries.
Section 2.15Agreements, Contracts and Commitments.
(a)Except as set forth in Section 2.15 of the Buyerlink Disclosure Schedule and as contemplated hereby, neither Buyerlink nor any of its Subsidiaries is a party to, as of the date hereof (each a “Buyerlink Material Contract”):
(i)any collective bargaining agreements;
(ii)any Employee Benefit Plans;
(iii)any employment Contract or other material commitment with an employee, or any agreement that contains any severance pay liabilities or obligations;
(iv) any agreements between or among Buyerlink or one of its Affiliates or with any Related Person of Buyerlink (other than agreements solely between or among Buyerlink and its wholly owned Subsidiaries);
(v)any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or distributions in respect of any outstanding Securities;
(vi) any Contract containing any covenant limiting the freedom of Buyerlink to engage or compete in any line of business or with any Person or in any geographic area during any period of time;
(vii)any Contract that requires Buyerlink or any Subsidiary of Buyerlink to conduct any business on a “most favored nations” basis with any third party;
(viii)any Contract relating to capital expenditures in excess of $50,000 ;
(ix) any Contract relating to the acquisition, disposition or voting of assets or capital stock of any business enterprise, including Buyerlink and any of its Subsidiaries;
(x) any contract that requires Buyerlink to purchase its total requirements of any product or service from a third party;
(xi)any contract the primary purpose of which is to provide for the indemnification by Buyerlink of any Person or the assumption of any Tax, environmental or other liability of any Person;

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(xii)any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract to which Buyerlink is a party;
(xiii) except for contracts relating to trade receivables, any contract relating to outstanding indebtedness (including guarantees) of Buyerlink or any of its Subsidiaries (including any related security or pledge agreements);
(xiv)any contract to which Buyerlink is a party that provides for any joint venture, partnership or similar arrangement by Buyerlink;
(xv) any tax partnership agreement;
(xvi)any material Contract with any Governmental Authority;
(xvii)any agreement that provides for an irrevocable power of attorney that will be in effect after the Closing Date;
(xviii)any agreement that constitutes a Lease with annual base rental payments in excess of $10,000 (or local currency equivalent);
(xix)any agreement pursuant to which Buyerlink or any of its Subsidiaries has continuing guarantee, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $100,000;
(xx)any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement that, in each case, is material to the business of Buyerlink and its Subsidiaries, taken as a whole, to which Buyerlink or any of the Subsidiaries is a party and (1) licenses in Intellectual Property Rights owned by a third party, or (2) licenses out any Buyerlink Intellectual Property or agrees not to assert or enforce Buyerlink Intellectual Property, in each case, excluding any Standard Contract; or
(xxi)any Contract involving the settlement or compromise of any Legal Proceeding or threatened Legal Proceeding (or series of related Legal Proceedings) which (A) involves either payments by Buyerlink or any of its Subsidiaries after the date hereof in excess of $100,000, or (B) imposes any materially burdensome monitoring or reporting obligations to any other Person outside the ordinary course of business or any other material restrictions or liabilities on Buyerlink or any of its Subsidiaries (or, following the Closing, on Inspirato or any of its Subsidiaries); and
(xxii)any other material Contracts which relate to the conduct of the business of Buyerlink which, from and after the Closing, will burden the properties of Buyerlink or any of its Subsidiaries in any material respect.

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(b)Buyerlink has made available to Inspirato accurate and complete copies of all written Buyerlink Material Contracts, including all material amendments thereto. All references to Buyerlink in this Section shall be deemed to include the Subsidiaries of Buyer link.
(c)Except as set forth in Section 2.15(c) of the Buyerlink Disclosure Schedule, to the Knowledge of Buyerlink, Buyerlink has not materially breached any of the terms or conditions of any Buyerlink Material Contract. There is not, to the Knowledge of Buyerlink, under any Buyerlink Material Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification.
(d)Except to the extent the enforceability thereof may be limited by Creditor Rights, each of the Buyerlink Material Contracts (i) constitutes the valid and binding obligation of Buyerlink and constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the consummation of the Merger, will continue to constitute a valid and binding obligation of Buyerlink, except, in each case, as would not reasonably be expected to be material to Buyerlink and its Subsidiaries, taken as a whole.
Section 2.16Benefit Plans. Section 2.16 of the Buyerlink Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans (a) that Buyerlink sponsors or maintains with respect to its current or former employees, managers, directors of other service providers, (b) to which Buyerlink contributes or has an obligation to contribute with respect to its current or former employees, managers, directors or other service providers, or (c) with respect to which Buyerlink may otherwise have any liability, whether direct or indirect (including any such plan or other arrangement previously maintained by Buyerlink) (each, a “Buyerlink Benefit Plan”). With respect to each Buyerlink Benefit Plan, true, correct and complete copies of the following documents, to the extent applicable, have been provided or made available to Inspirato: (a) all plans and related trust documents, and amendments thereto; (b) the most recent Forms 5500; (c) the most recent IRS determination, advisory or opinion letter, if any; (d) the most recent summary plan descriptions; (e) the most recent summaries of material modifications; (vi) the most recent summary annual reports; and (f) nondiscrimination, coverage and any other applicable testing performed with respect to the most recent year, if any. No Buyerlink Benefit Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, nor has either Buyerlink or any of its ERISA Affiliates ever sponsored, maintained, contributed to or been obligated to contribute to any such plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any Law applicable to any of the Buyerlink Benefit Plans, in any such case that would subject Buyerlink to any material Taxes, penalties or other liabilities. There are no investigations or audits of any Buyerlink Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any material liability to Buyerlink, its Subsidiaries or its ERISA Affiliates that has not been fully discharged. Each Buyerlink Benefit Plan has been operated, in all material respects, in compliance with applicable Law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any Governmental Authority. Each Buyerlink

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Benefit Plan has, in all material respects, been timely and completely filed or distributed. Each Buyerlink Benefit Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter or is the adopter of a volume submitter or prototype document that has received a favorable advisory or opinion letter from the IRS, all subsequent interim amendments have been made in a timely manner, and no such Buyerlink Benefit Plan has been amended or operated in a way that could reasonably be expected to adversely affect its qualified status or the tax-exempt status of its related trust. No Buyerlink Benefit Plan that is represented to be qualified under Section 401(a) of the Code has been terminated or partially terminated during the preceding six years, nor has Buyerlink discontinued contributions to any such plan, without notice to and approval by the IRS, to the extent such notice to and approval by the IRS is required by applicable Law. There are no pending material Claims relating to any Buyerlink Benefit Plan (other than ordinary claims for benefits) and, to the Knowledge of Buyerlink, none are threatened. No Buyerlink Benefit Plan provides retiree medical or retiree life insurance benefits, except as required under Section 4980B of the Code and subsequent guidance. Each Buyerlink Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or similar state Law, is currently in compliance in all material respects with and has in the past three years complied with the applicable continuation requirements of Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Section 601 through 608, inclusive, of ERISA or similar state applicable Law. Each Buyerlink deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code has been established and maintained, in all material respects, with the applicable provisions of Section 409A of the Code. Each Buyerlink Benefit Plan is amendable and terminable unilaterally by Buyerlink or its Subsidiaries at any time without liability or expense (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto). The investment vehicles used to fund any Buyerlink Benefit Plan may be changed at any time without incurring a sales charge, surrender fee or similar expense.
Section 2.17Intellectual Property; Data Security.
(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink or a Subsidiary of Buyerlink owns, or is licensed or otherwise possesses valid rights to use, free and clear of Encumbrances other than Permitted Encumbrances, all Intellectual Property Rights necessary to their respective businesses as currently conducted (collectively, the “Buyerlink Intellectual Property”); (ii) there are no pending or, to the Knowledge of Buyerlink, threatened claims by any Person alleging infringement, misappropriation or other violation by Buyerlink or any of its Subsidiaries of any Intellectual Property Rights of any Person; (iii) the conduct of the business of Buyerlink and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person; (iv) neither Buyerlink nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Buyerlink’s or any of its Subsidiaries’ rights to or in connection with Buyerlink Intellectual Property; and (v) no Person is infringing, misappropriating or otherwise violating any Buyerlink Owned Intellectual Property.

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(b)Section 2.17(b) of the Buyerlink Disclosure Schedule sets forth a true, complete, and accurate list of the applications, issuances, and registrations included in Buyerlink Intellectual Property owned by Buyerlink or any of its Subsidiaries (the “Buyerlink Owned Intellectual Property”) identifying (i) the name of the applicant/ registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners for such Buyerlink Owned Intellectual Property.
(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink owns all right, title and interest in and to all Buyerlink Owned Intellectual Property (other than as disclosed on Section 2.17(c) of the Buyerlink Disclosure Schedule), free and clear of all Encumbrances other than Permitted Encumbrances; (ii) Buyerlink has the right, pursuant to valid agreements to use all other Buyerlink Intellectual Property used to conduct the business of Buyerlink and its Subsidiaries as currently conducted; and (iii) all Buyerlink Owned Intellectual Property is valid and, to the Knowledge of Buyerlink, subsisting and enforceable.
(d)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) each of Buyerlink and its Subsidiaries, as applicable, has taken commercially reasonable steps designed to protect and maintain any trade secrets or other confidential propriety information included in the Buyerlink Intellectual Property; (ii) there have been no unauthorized uses or disclosures of any such Buyerlink Intellectual Property; (iii) Buyerlink has executed valid and enforceable written agreements with each of its current and former employees, consultants and independent contractors and any other Persons who were or are, as applicable, engaged in creating or developing any Buyerlink Owned Intellectual Property, pursuant to which each such Person has (1) agreed to hold all trade secrets and confidential information of Buyerlink in confidence both during and after (subject to the terms of the applicable agreement) such Person’s employment or retention, as applicable, and (2) presently assigned to Buyerlink all of such Person’s rights, title and interest in and to all Intellectual Property Rights created or developed for Buyerlink or any of its Subsidiaries in the course of such Person’s employment or retention thereby; and (iv) no party thereto is in default or breach of any such agreements.
(e)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink and its Subsidiaries have implemented (1) commercially reasonable and appropriate technical, physical, and administrative measures, designed to protect the confidentiality, integrity and security of the IT Assets owned, controlled, or used by Buyerlink and its Subsidiaries that are required in connection with the operation of the business of Buyerlink and its Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) (collectively, “Buyerlink IT Assets”), and (2) commercially reasonable data backup, data storage, system redundancy and disaster recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices; and (ii) since January 1, 2022, there have been no Security Incidents or failures of the Buyerlink IT Assets that have resulted in any interruption of or adverse effect on the business of Buyerlink or its Subsidiaries.

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Section 2.18Related Party Transactions. Except as disclosed on Section 2.18 of the Buyerlink Disclosure Schedule, neither Buyerlink nor any of its Subsidiaries is party to any Buyerlink Related Party Transaction. “Buyerlink Related Party Transaction” means any transaction or Contract with any (a) present or former executive officer or director of Buyerlink or any Subsidiary of Buyerlink, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of Buyerlink Securities or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clauses (a) or (b) (but only, with respect to the Persons in clause (b)), to the Knowledge of Buyerlink, which, in each case, would be required to be disclosed by Buyerlink pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if Buyerlink were subject to such regulation.
Section 2.19Export Controls and Economic Sanctions.
(a)Neither Buyerlink, nor any of its Subsidiaries, nor, to the Knowledge of Buyerlink, any of their respective directors, officers, employees or agents, (in their respective capacities as such) has during the past five (5) years violated any Export Control and Economic Sanctions Laws. To the extent that Buyerlink’s activities are subject to Export Control and Economic Sanctions Laws, Buyerlink has implemented and maintained internal control systems, and policies reasonably designed to promote compliance with applicable Export Control and Economic Sanctions Laws. None of Buyerlink, any of its Subsidiaries, or, to the Knowledge of Buyerlink, any of their respective directors, officers, employees (in their respective capacities as such) is a Sanctioned Party or is or has been in the past five (5) years engaged in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Party or in any Sanctioned Jurisdiction, in each case in violation of Export Control and Economic Sanctions Laws. To the Knowledge of Buyerlink, no proceeding by or before any Governmental Authority involving Buyerlink or any of its Subsidiaries or their respective directors, officers, employees, or agents (acting in their capacity as such) relating to a violation of the Export Control and Economic Sanctions Laws is pending or, to the Knowledge of Buyerlink, threatened. None of Buyerlink nor any of its Subsidiaries has in the past five (5) years received from any Governmental Authority any notice, inquiry or allegation, or made any voluntary or involuntary disclosure to a Governmental Authority, concerning any actual or potential violation or wrongdoing related to Export Control and Economic Sanctions Laws.
(b)As used in this Agreement, “Export Control and Economic Sanctions Laws” means all economic sanctions administered or enforced by the United States (including the U.S. Department of Treasury’s Office of Foreign Asset Control, U.S. Department of State or U.S. Department of Commerce), European Union, United Kingdom and United Nations Security Council, all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, retransfer, or import controls, and all U.S. anti-boycott Laws, including the Export Control Reform Act of 2018 (50 U.S.C. Chapter 58), the Export Administration Act of 1979 (50 U.S.C. Chapter 56), the Export Administration Regulations (15 C.F.R. Parts 730-774), regulations promulgated by the Office of Foreign Assets Control (31 C.F.R. Parts 500-599) and corresponding enabling statutes, the EU Dual Use Regulation, and any similar, applicable export control or economic sanctions Laws. “Sanctioned Jurisdiction” means a country, state, territory, region, or government thereof which is subject to comprehensive economic or trade restrictions under applicable Export

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Control and Economic Sanctions Laws, which may change from time to time (currently Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine). “Sanctioned Party” means (a) any Person that is designated under or the subject or target of any Export Control and Economic Sanctions Laws, including but not limited to the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or Sectoral Sanctions Identifications List of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”); the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls; any list of sanctioned Persons administered and maintained by the U.S. Department of State relating to nonproliferation, terrorism, Cuba, Iran, or Russia; any list of sanctioned Persons administered and maintained by His Majesty’s Treasury of the United Kingdom, the European Union, or the United Nations Security Council; (b) any Person located, organized, or ordinarily resident in, a Sanctioned Jurisdiction; or (c) any individual or entity that is owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a) or (b) such that the individual or entity is subject to the same restrictions or prohibitions as the Person(s) referred to in such clauses.
Section 2.20Data Privacy and Information Security.
(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink: (i) Buyerlink and its Subsidiaries currently and previously have complied with all applicable Contracts binding upon Buyerlink or any of its Subsidiaries related to privacy, security, or the Processing of Personal Information; and (ii) each of Buyerlink and its Subsidiaries maintains a written information security program that includes commercially reasonable and appropriate administrative, technical, and physical safeguards designed to protect and safeguard the availability, confidentiality, and integrity of transactions and Personal Information.
(b)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink, neither Buyerlink nor any of its Subsidiaries nor, to the Knowledge of Buyerlink, any Person Processing Personal Information on behalf of Buyerlink or any of its Subsidiaries in relation to such Processing of Personal Information has: (i) experienced a Security Incident that required notification to another Person under applicable Privacy Laws; or (ii) received written notice, inquiry, request, claim, complaint, correspondence or other communication from, or, to the Knowledge of Buyerlink, been the subject of any investigation or enforcement action by, any Person alleging a violation of applicable Privacy Law.
Section 2.21Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink, (i) each insurance policy of Buyerlink or any of its Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy are purposed to be in effect, (ii) neither Buyerlink nor any of its Subsidiaries is (with our without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums

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or the giving of notice) under any such policy and (iii) there is no claim by Buyerlink or any of its Subsidiaries pending under any such policies that to the Knowledge of Buyerlink, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice.
Section 2.22Real Property.
(a) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Buyerlink, Buyerlink and its Subsidiaries have good and valid fee simple title to all Owned Real Property of Buyerlink and its Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances.
(b) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Buyerlink, (i) each Lease of Buyerlink and its Subsidiaries is valid and in full force and effect and no event has occurred that, with notice, lapse of time or both, would constitute a material default by Buyerlink or any of its Subsidiaries or, to Buyerlink’s Knowledge, any other party under any such Lease and (ii) neither Buyerlink nor any of its Subsidiaries, nor to Buyerlink’s Knowledge, any other party to any Lease of Buyerlink or any of its Subsidiaries, is in violation of any provision of such Lease which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease.
Section 2.23Pending Transactions. None of Buyerlink or any Subsidiary of Buyerlink is a party to any pending or contemplated equity investment, or transaction that would reasonably be expected to (a) impose any delay in the obtaining of, or increase the risk of not obtaining, the consents, approvals, authorizations or waivers of any Governmental Authority necessary to consummate the transactions contemplated hereunder, (b) increase the risk of any Governmental Authority seeking or entering an order prohibiting the consummation transactions pursuant to this Agreement, (c) delay the consummation of the Merger, or (d) otherwise result, individually or in the aggregate, in a Material Adverse Effect on Buyerlink.
Section 2.24No Additional Representations; Non-Reliance.
(a)Buyerlink acknowledges that neither Inspirato nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Inspirato nor Merger Sub makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Buyerlink (or any of its respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Inspirato and its Subsidiaries or (ii) the future business and operations of Inspirato and its Subsidiaries, and Buyerlink has not relied on such information or any other representation or warranty not set forth in Article III.
(b)Except for the representations and warranties expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink in accordance with the

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terms hereof, in entering into this Agreement, Buyerlink has relied solely upon its independent investigation and analysis of Inspirato and its Subsidiaries, and Buyerlink acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Inspirato, its Subsidiaries, or any of their respective affiliates, equity holders, controlling Persons or representatives that are not expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink, whether or not such representations, warranties or statements were made in writing or orally. Buyerlink acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by Inspirato or Merger Sub to Buyerlink, (a) Inspirato and Merger Sub do not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the Transactions and Buyerlink is not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by Inspirato or Merger Sub to Buyerlink in accordance with the terms hereof, (b) no Person has been authorized by Inspirato or Merger Sub to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Buyerlink as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Buyerlink or any of its representatives (including in certain “data rooms,” “electronic data rooms,” management presentations, or in any other form in expectation of, or in connection with, the Transactions) are not and shall not be deemed to be or include representations or warranties of Inspirato or Merger Sub unless any such materials or information is the subject of any express representation or warranty set forth in Article III.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INSPIRATO AND MERGER SUB
Except as disclosed in (i) the corresponding section of the disclosure letter delivered by Inspirato to Buyerlink (the “Inspirato Disclosure Schedule”) prior to the execution of this Agreement (provided that disclosure in any section of the Inspirato Disclosure Schedule shall be deemed to be disclosure with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other Section notwithstanding the omission of a reference or cross-reference thereto), and (ii) the SEC Filings (excluding any disclosure set forth in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are predictive or primarily cautionary in nature other than, in each of the foregoing, any historical facts included therein), Inspirato and Merger Sub represent and warrant to Buyerlink, as of the date hereof and as of the Effective Time, that:
Section 3.1Organization and Qualification. Inspirato is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Inspirato and each of its Subsidiaries has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted. Inspirato and each of its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding

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or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Inspirato. Inspirato has made available to Buyerlink accurate and complete copies of its certificate of incorporation and bylaws (the “Inspirato Organizational Documents”) and comparable organizational documents of each of its Subsidiaries, in each case, as in effect on the date of this Agreement.
Section 3.2Authority and Enforceability. Subject to the receipt of the Inspirato Stockholder Approval and the approval and adoption of this Agreement by Inspirato as the sole stockholder of Merger Sub, which approval and adoption via written consent has been executed and delivered to Buyerlink, to be effective by its terms immediately following execution of this Agreement, (a) each of Inspirato and Merger Sub has all necessary corporate power and authority to execute and deliver each Transaction Agreement and to perform its obligations thereunder and (b) the execution and delivery of the Transaction Agreements by Inspirato and Merger Sub and the consummation by Inspirato and Merger Sub of the Transactions have been duly authorized by all necessary corporate action of Inspirato and Merger Sub. The Transaction Agreements have been duly executed and delivered by Inspirato and Merger Sub and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, and each other agreement, instrument or document executed or to be executed by Inspirato and Merger Sub in connection with the Transactions has been, or when executed will be, duly executed and delivered by Inspirato and Merger Sub and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Inspirato and Merger Sub enforceable against Inspirato or Merger Sub, as applicable, in accordance with their respective terms, except that such enforceability may be limited by Creditor Rights.
Section 3.3Capitalization.
(a)The authorized capital stock of Inspirato consists of (a) 50,000,000 shares of Inspirato Common Stock, of which 12,453,572 shares are issued or outstanding as of the date hereof, 25,000,000 shares of Class V Common Stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date hereof, and 5,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date hereof and (b) 5,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date hereof. All of the outstanding shares of Inspirato Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights.
(b)Except as set forth in Section 3.3 of the Inspirato Disclosure Schedule, there is no purchase option, call option, right of first refusal, preemptive right, warrant subscription right or any similar right under any provision of the DGCL, the Inspirato Organizational Documents, any Contract to which Inspirato is a party or otherwise bound, or by applicable Law, to purchase any Securities of Inspirato or any Subsidiary of Inspirato.

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(c)Except as set forth in Section 3.3 of the Inspirato Disclosure Schedule, Inspirato does not own, directly or indirectly, any capital stock, membership, interest, partnership interest, joint venture interest or other interest in any Person.
Section 3.4No Conflicts. The execution and delivery of this Agreement and the consummation of the Transactions do not (a) conflict with or result in a violation of any provision of the Inspirato Organizational Documents or the governing instruments of any Inspirato Subsidiary, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Inspirato or any of its Subsidiaries is a party or by which Inspirato or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any Encumbrance upon any property of Inspirato or any of its Subsidiaries except for Permitted Encumbrances and Encumbrances set forth in Section 3.4 of the Inspirato Disclosure Schedule, or (d) assuming compliance with the matters referred to in Section 3.5, violate any applicable Law binding upon Inspirato or any of its Subsidiaries, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Inspirato.
Section 3.5Approvals. No consent, approval, or authorization of any Governmental Authority is required to be obtained or made by Inspirato or Merger Sub in connection with the execution, delivery, and performance of this Agreement and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws, (b) the filing of the Certificate of Merger, (c) compliance with any applicable federal or state securities or takeover Laws, including the filing of a proxy statement with the SEC in connection with the Merger (the “Proxy Statement”), as well as the filing of such other forms, notices and other documents as are required under federal securities and state blue sky Laws and (d) filings with Nasdaq.
Section 3.6Litigation. There is no pending or, to Inspirato’s Knowledge, threatened legal proceeding against Inspirato or any Subsidiary that would or would reasonably be expected to prevent or materially delay the consummation of the Merger or have a Material Adverse Effect on Inspirato.
Section 3.7Financial Statements.
(a)Inspirato has delivered to Buyerlink the unaudited consolidated balance sheet with assets, liabilities and stockholders’ equity of Inspirato as of March 31, 2025, and the consolidated statement of operations, consolidated statements of changes in stockholder’s equity, and consolidated statements of cash flow for the three (3) months then ended (the “Unaudited Inspirato Financial Statements”) and for the years ended December 31, 2024 and 2023 (the “Audited Inspirato Financial Statements” and, together with the Unaudited Inspirato Financial Statements, the “Inspirato Financial Statements”). Except as disclosed in the SEC Filings filed prior to the date hereof, the Inspirato Financial Statements (a) have been prepared from the books

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and records of Inspirato in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, (b) accurately and fairly present in all material respects the consolidated financial position of Inspirato as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended and (c) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, in each case, except as set forth Section 3.7(a) of the Inspirato Disclosure Schedule.
Section 3.8Absence of Undisclosed Liabilities. Neither Inspirato nor any of its Subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise) that would be required to be set forth on a balance sheet of Inspirato prepared in accordance with GAAP, except (a) liabilities reflected in the Unaudited Inspirato Financial Statements or disclosed in the notes thereto contained in the SEC Filings, (b) liabilities which have arisen since the date of the Unaudited Inspirato Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (d) liabilities disclosed in Section 3.8 of the Inspirato Disclosure Schedule.
Section 3.9Absence of Certain Changes. Except as disclosed in Section 3.9 of the Inspirato Disclosure Schedule, since the date of the Unaudited Inspirato Financial Statements, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on Inspirato, (b) the business of Inspirato and each of its Subsidiaries has been conducted only in the ordinary course consistent with past practice, (c) neither Inspirato nor any of its Subsidiaries has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, (d) neither Inspirato nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) that would result in a Material Adverse Effect on Inspirato, and (e) there has been no event, condition, action or effect that, if taken during the period of time from the date of this Agreement through the Closing Date, would constitute a breach of Section 4.1.
Section 3.10Compliance with Laws. Except as disclosed in Section 3.10 of the Inspirato Disclosure Schedule, Inspirato and its Subsidiaries have complied in all material respects with all applicable Laws relating to any aspect of the business of Inspirato except for any non-compliance that individually or in the aggregate has not had or would not reasonably be expected to have a Material Adverse Effect on Inspirato. Except as disclosed in Section 3.10 of the Inspirato Disclosure Schedule, neither Inspirato nor any of its Subsidiaries has received any written notice from any Governmental Authority relating to any aspect of the business of Inspirato or such Subsidiary or alleging that Inspirato or any Subsidiary is not in compliance with or is in default or violation of any applicable Law except for any such non-compliance, default or violation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato. Inspirato has not been charged or, to the Knowledge of Inspirato, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of Inspirato.

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Section 3.11Tax. Except as set forth on Section 3.11 of the Inspirato Disclosure Schedule:
(a)All material Tax Returns of Inspirato and its Subsidiaries have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by Inspirato and its Subsidiaries have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of Inspirato in accordance with GAAP.
(b)All material Taxes required to be withheld or collected by Inspirato or its Subsidiaries with respect to any employee, independent contractor, purchaser or other third party have been withheld or collected, and have been timely paid to the appropriate Taxing Authority or properly accrued.
(c)There are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of Inspirato or any of its Subsidiaries. There are no actions, examinations or audits currently pending or, to Inspirato’s Knowledge, threatened with respect to Inspirato or any of its Subsidiaries in respect of any material amount of Tax. No issue has been raised by a Taxing Authority in any prior action or examination of Inspirato or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Authority in a jurisdiction where Inspirato or one of its Subsidiaries does not file Tax Returns that Inspirato or its applicable Subsidiary is, or may be, subject to material taxation by that jurisdiction.
(d)There are no Encumbrances for material Taxes on any of the assets of Inspirato and its Subsidiaries other than Permitted Encumbrances.
(e)Neither Inspirato nor any of its Subsidiaries is a party to, and neither Inspirato nor any of its Subsidiaries is subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement (whether or not written) with respect to Taxes that could materially affect the Tax liability of Inspirato and its Subsidiaries. Neither Inspirato nor any of its Subsidiaries has any liability for material Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.
(f)Neither Inspirato nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(g)Neither Inspirato nor any of its Subsidiaries has within the past two years distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

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(h)Inspirato does not know of any fact or has taken or failed to take any action that would reasonably be expected to prevent the Merger from qualifying as a Reorganization.
(i)To Inspirato’s Knowledge, Inspirato has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.
Section 3.12Brokerage Fees. Other than Roth Capital Partners, LLC, Inspirato has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any Transaction.
Section 3.13Environmental Matters Except as disclosed in Section 3.13 of the Inspirato Disclosure Schedule, (a) Inspirato and each of its Subsidiaries and assets, real properties and operations are in compliance in all material respects with all Applicable Environmental Laws, including but not limited to CERCLA and RCRA; (b) Inspirato and each of its Subsidiaries has obtained all material environmental Permits required under Applicable Environmental Laws to operate their business as currently operated; (c) Inspirato has not received any written notice of any investigation or inquiry regarding the properties of Inspirato or any of its Subsidiaries from any Governmental Authority under any Applicable Environmental Law, and (d) there are no proceedings, orders, decrees, writs, injunctions or judgments pending or in effect, or, to the Knowledge of Inspirato, threatened by a Governmental Authority or other third party against Inspirato or any of its Subsidiaries that allege a violation of or liability under any Applicable Environmental Law that remain pending or unresolved that would result or would reasonably be expected to result in a Material Adverse Effect on Inspirato.
Section 3.14Agreements, Contracts and Commitments.
(a)Except as set forth in Section 3.14 of the Inspirato Disclosure Schedule and as contemplated hereby, neither Inspirato nor any of its Subsidiaries (including Merger Sub) is a party to, as of the date hereof (each an “Inspirato Material Contract”):
(i)any collective bargaining agreements;
(ii)any Employee Benefit Plans;
(iii)any employment Contract or other material commitment with an employee, or any agreement that contains any severance pay liabilities or obligations;
(iv) any agreements between or among Inspirato or one of its Affiliates or with any Related Person of Inspirato (other than agreements solely between or among Inspirato and its wholly owned Subsidiaries);
(v)any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or distributions in respect of any outstanding Securities;

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(vi) any Contract containing any covenant limiting the freedom of Inspirato or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any geographic area during any period of time;
(vii)any Contract that requires Inspirato or any Subsidiary of Inspirato to conduct any business on a “most favored nations” basis with any third party;
(viii)any Contract relating to capital expenditures in excess of $100,000;
(ix) any Contract relating to the acquisition, disposition or voting of assets or capital stock of any business enterprise, including Inspirato and any of its Subsidiaries;
(x) any contract that requires Inspirato to purchase its total requirements of any product or service from a third party;
(xi)Any contract the primary purpose of which is to provide for the indemnification by Inspirato or any of its Subsidiaries of any Person or the assumption of any Tax, environmental or other liability of any Person;
(xii)any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract to which Inspirato is a party;
(xiii) except for contracts relating to trade receivables, any contract relating to outstanding indebtedness (including guarantees) of Inspirato or any of its Subsidiaries in the principal amount of $200,000 or more (including any related security or pledge agreements);
(xiv)any contract to which Inspirato is a party that provides for any joint venture, partnership or similar arrangement by Inspirato;
(xv) any tax partnership agreement;
(xvi)any material Contract with any Governmental Authority;
(xvii)any agreement that provides for an irrevocable power of attorney that will be in effect after the Closing Date;
(xviii)any agreement that constitutes a Lease with annual base rental payments in excess of $1,000,000 (or local currency equivalent);
(xix)any agreement pursuant to which Inspirato or any of its Subsidiaries has continuing guarantee, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $50,000;

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(xx)any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement that, in each case, is material to the business of Inspirato and its Subsidiaries, taken as a whole, to which Inspirato or any of the Subsidiaries is a party and (1) licenses in Intellectual Property Rights owned by a third party, or (2) licenses out any Inspirato Intellectual Property or agrees not to assert or enforce Inspirato Intellectual Property, in each case, excluding any Standard Contract; and
(xxi)any Contract involving the settlement or compromise of any Legal Proceeding or threatened Legal Proceeding (or series of related Legal Proceedings) which (A) involves either payments by Inspirato or any of its Subsidiaries after the date hereof in excess of $50,000, or (B) imposes any materially burdensome monitoring or reporting obligations to any other Person outside the ordinary course of business or any other material restrictions or liabilities on Inspirato or any of its Subsidiaries (or, following the Closing, on Buyerlink or any of its Subsidiaries).
(b)Inspirato has made available to Buyerlink accurate and complete copies of all written Inspirato Material Contracts, including all material amendments thereto. All references to Inspirato in this Section shall be deemed to include the Subsidiaries of Inspirato.
(c)Except as set forth in Section 3.14(c) of the Inspirato Disclosure Schedule, to the Knowledge of Inspirato, Inspirato has not materially breached any of the terms or conditions of any Inspirato Material Contract. There is not, to the Knowledge of Inspirato, under any Inspirato Material Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification.
(d)Except to the extent the enforceability thereof may be limited by Creditor Rights, each of the Inspirato Material Contracts (i) constitutes the valid and binding obligation of Inspirato and constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the consummation of the Merger, will continue to constitute a valid and binding obligation of Inspirato, except, in each case, as would not reasonably be expected to be material to Inspirato and its Subsidiaries, taken as a whole.
Section 3.15Intellectual Property; Data Security.
(a)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) Inspirato or a Subsidiary of Inspirato owns, or is licensed or otherwise possesses valid rights to use, free and clear of Encumbrances other than Permitted Encumbrances, all Intellectual Property Rights necessary to their respective businesses as currently conducted (collectively, the “Inspirato Intellectual Property”); (ii) there are no pending or, to the Knowledge of Inspirato, threatened claims by any Person alleging infringement, misappropriation or other violation by Inspirato or any of its Subsidiaries of any Intellectual Property Rights of any Person; (iii) the conduct of the business of Inspirato and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person; (iv) neither Inspirato nor any of its Subsidiaries

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has made any claim of a violation, infringement or misappropriation by others of Inspirato’s or any of its Subsidiaries’ rights to or in connection with Inspirato Intellectual Property; and (v) no Person is infringing, misappropriating or otherwise violating any Inspirato Owned Intellectual Property.
(b)Section 3.15(b) of the Inspirato Disclosure Schedule sets forth a true, complete, and accurate list of the applications, issuances, and registrations included in Inspirato Intellectual Property owned by Inspirato or any of its Subsidiaries (the “Inspirato Owned Intellectual Property”) identifying (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners for such Inspirato Owned Intellectual Property.
(c)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) Inspirato owns all right, title and interest in and to all Inspirato Owned Intellectual Property (other than as disclosed on Section 3.15(c) of the Inspirato Disclosure Schedule), free and clear of all Encumbrances other than Permitted Encumbrances; (ii) Inspirato has the right, pursuant to valid agreements to use all other Inspirato Intellectual Property used to conduct the business of Inspirato and its Subsidiaries as currently conducted; and (iii) all Inspirato Owned Intellectual Property is valid and, to the Knowledge of Inspirato, subsisting and enforceable.
(d)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) each of Inspirato and its Subsidiaries, as applicable, has taken commercially reasonable steps designed to protect and maintain any trade secrets or other confidential propriety information included in the Inspirato Intellectual Property; (ii) there have been no unauthorized uses or disclosures of any such Inspirato Intellectual Property; (iii) except as set forth in Section 3.15(d) of the Inspirato Disclosure Schedule, Inspirato has executed valid and enforceable written agreements with each of its current and former employees, consultants and independent contractors and any other Persons who were or are, as applicable, engaged in creating or developing any Inspirato Owned Intellectual Property, pursuant to which each such Person has (1) agreed to hold all trade secrets and confidential information of Inspirato in confidence both during and after (subject to the terms of the applicable agreement) such Person’s employment or retention, as applicable, and (2) presently assigned to Inspirato all of such Person’s rights, title and interest in and to all Intellectual Property Rights created or developed for Inspirato or any of its Subsidiaries in the course of such Person’s employment or retention thereby; and (iv) no party thereto is in default or breach of any such agreements.
(e)Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato: (i) Inspirato and its Subsidiaries have implemented (1) commercially reasonable and appropriate technical, physical, and administrative measures, designed to protect the confidentiality, integrity and security of the IT Assets owned, controlled, or used by Inspirato and its Subsidiaries that are required in connection with the operation of the business of Inspirato and its Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) (collectively, “Inspirato IT Assets”), and (2) commercially reasonable data backup, data storage, system

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redundancy and disaster recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices, and (ii) since January 1, 2022, there have been no Security Incidents or failures of the Inspirato IT Assets that have resulted in any interruption of or adverse effect on the business of Inspirato or its Subsidiaries.
Section 3.16Data Privacy and Information Security.
(a)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato, (i) Inspirato and its Subsidiaries currently and previously have complied with all applicable Contracts binding upon Inspirato or any of its Subsidiaries related to privacy, security, or the Processing of Personal Information; and (ii) each of Inspirato and its Subsidiaries maintains a written information security program that includes commercially reasonable and appropriate administrative, technical, and physical safeguards designed to protect and safeguard the availability, confidentiality, and integrity of transactions and Personal Information.
(b)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato, neither Inspirato nor any of its Subsidiaries nor, to the Knowledge of Inspirato, any Person Processing Personal Information on behalf of Inspirato or any of its Subsidiaries in relation to such Processing of Personal Information has: (i) experienced a Security Incident that required notification to another Person under applicable Privacy Laws; or (ii) received written notice, inquiry, request, claim, complaint, correspondence or other communication from, or, to the Knowledge of Inspirato, been the subject of any investigation or enforcement action by, any Person alleging a violation of applicable Privacy Law.
Section 3.17Related Party Transactions. Except as disclosed on Section 3.17 of the Inspirato Disclosure Schedule or in the SEC Filings, neither Inspirato nor any of its Subsidiaries is party to any Inspirato Related Party Transaction. “Inspirato Related Party Transaction” means any transaction or arrangement with any (a) present or former executive officer or director of Inspirato or any Subsidiary of Inspirato, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the Inspirato Common Stock or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clauses (a) or (b) (but only, with respect to the Persons in clause (b)), to the Knowledge of Inspirato, which, in each case, would be required to be disclosed by Inspirato pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Section 3.18Export Controls and Economic Sanctions. Neither Inspirato, nor any of its Subsidiaries, nor, to the Knowledge of Inspirato, any of their respective directors, officers, employees or agents (in their respective capacities as such), has during the past five (5) years violated any Export Control and Economic Sanctions Laws. To the extent that Inspirato’s activities are subject to Export Control and Economic Sanctions Laws, Inspirato has implemented and maintained internal control systems, and policies reasonably designed to promote compliance with applicable Export Control and Economic Sanctions Laws. None of Inspirato, any of its Subsidiaries, or, to the Knowledge of Inspirato, any of their respective

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directors, officers, employees (in their respective capacities as such) is a Sanctioned Party or is or has been in the past five (5) years engaged in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Party or in any Sanctioned Jurisdiction, in each case in violation of Export Control and Economic Sanctions Laws. To the Knowledge of Inspirato, no proceeding by or before any Governmental Authority involving Inspirato or any of its Subsidiaries or their respective directors, officers, employees, or agents (acting in their capacity as such) relating to a violation of the Export Control and Economic Sanctions Laws is pending or, to the Knowledge of Inspirato, threatened. None of Inspirato nor any of its Subsidiaries has in the past five (5) years received from any Governmental Authority any notice, inquiry or allegation, or made any voluntary or involuntary disclosure to a Governmental Authority, concerning any actual or potential violation or wrongdoing related to Export Control and Economic Sanctions Laws.
Section 3.19Ownership and Operation of Merger Sub. As of the date of this Agreement, all of the issued and outstanding shares of common stock of Merger Sub are validly issued and outstanding. Inspirato owns beneficially and of record all of the issued and outstanding shares of common stock of Merger Sub, free and clear of all Encumbrances other than Encumbrances of general applicability as may be provided under the Securities Act or other applicable securities Laws. Merger Sub has no outstanding option, warrant, right or any other agreement or commitment pursuant to which any Person other than Inspirato may acquire any equity security of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted or engaged in any business activities of any kind of type whatsoever or entered into any agreements or arrangements with any Person prior to the date hereof and does not have, and prior to the Effective Time will not have, any assets, and has not and prior to the Effective Time, will not incur, directly or indirectly, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transaction Agreements and the Transactions.
Section 3.20SEC Filings; Internal Controls.
(a)Except as disclosed in the SEC Filings filed prior to the date hereof, since January 1, 2022, (i) Inspirato has filed with or furnished to the SEC all SEC Filings required to be filed or furnished under the Exchange Act or the Securities Act and (ii) at the time filed or furnished (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently filed SEC Filing prior to the date hereof, in which case as of the date of such amendment), each SEC Filing as of the date filed (y) complied (or to the extent filed after the date hereof and prior to the Closing Date, will comply) in all material respects with the applicable requirements of the Exchange Act and the Securities Act (as the case may be) and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the SEC Filing and (z) did not contain (or to the extent filed after the date hereof and prior to the Closing Date, will not contain) any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. To the Knowledge of Inspirato, no executive officer of Inspirato has failed to make the certifications required under the Sarbanes-Oxley Act with respect to any SEC Filing.

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(b)As of the date hereof, there are no outstanding written comments from the SEC with respect to any SEC Filings. Inspirato has not been made aware of any internal investigations or, to the Knowledge of Inspirato, inquiries or investigations by the SEC pending or threatened, in each case, regarding any accounting practice of Inspirato. Since January 1, 2022, except as otherwise disclosed in the SEC Filings filed prior to the date hereof, Inspirato has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.
(c)Inspirato and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Other than as disclosed in the SEC Filings filed prior to the date hereof, the management of Inspirato has, in material compliance with Rule 13a-15 or 15d-15, as applicable, under the Exchange Act, (i) reasonably designed disclosure controls and procedures to ensure that material information relating to Inspirato, including any of its consolidated Subsidiaries, is made known to the management of Inspirato by others within those entities, and includes policies and procedures that ensure that information required to be disclosed by Inspirato in its filings with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, (ii) processes designed by, or under the supervision of, Inspirato’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Inspirato Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions, dispositions and assets of Inspirato; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; and (C) provide reasonable assurances that receipts and expenditures are permitted only in accordance with Inspirato management’s general or specific authorization; and (iii) disclosed, based on its most recent evaluation prior to the date hereof, to Inspirato’s auditors and the audit committee of the Inspirato Board (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect Inspirato’s ability to record, process, summarize and report financial data and have identified for Inspirato’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Inspirato’s Internal Controls. Inspirato management has completed an assessment of the effectiveness of Inspirato’s system of Internal Controls in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the SEC Filings filed prior to the date of this Agreement that assessment concluded that those controls were effective.
Section 3.21Inspirato Fairness Opinion. As of the date of this Agreement, the Inspirato Special Committee has received the Inspirato Fairness Opinion.
Section 3.22Employees. Except as set forth in Section 3.22 of the Inspirato Disclosure Schedule, neither Inspirato nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or other agreement with a labor organization. Except as set forth in Section 3.22 of the Inspirato Disclosure Schedule, Inspirato and each of its Subsidiaries are in compliance in all

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material respects with all applicable Laws pertaining to employment and employment practices. As of the date hereof, there is no pending or, to the Knowledge of Inspirato, threatened proceeding against or involving Inspirato or any of its Subsidiaries by or before, and neither Inspirato nor any of its Subsidiaries is subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Authority in connection with any former employee of Inspirato or any of its Subsidiaries.
Section 3.23Benefit Plans. Section 3.23 of the Inspirato Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans (a) that Inspirato sponsors or maintains with respect to its current or former employees, managers, directors of other service providers, (b) to which Inspirato contributes or has an obligation to contribute with respect to its current or former employees, managers, directors or other service providers, or (c) with respect to which Inspirato may otherwise have any liability, whether direct or indirect (including any such plan or other arrangement previously maintained by Inspirato) (each, a “Inspirato Benefit Plan”). With respect to each Inspirato Benefit Plan, true, correct and complete copies of the following documents, to the extent applicable, have been provided or made available to Inspirato: (a) all plans and related trust documents, and amendments thereto; (b) the most recent Forms 5500; (c) the most recent IRS determination, advisory or opinion letter, if any; (d) the most recent summary plan descriptions; (e) the most recent summaries of material modifications; (vi) the most recent summary annual reports; and (f) nondiscrimination, coverage and any other applicable testing performed with respect to the most recent years, if any. No Inspirato Benefit Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, nor has either Inspirato or any of its ERISA Affiliates ever sponsored, maintained, contributed to or been obligated to contribute to any such plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any Law applicable to any of the Inspirato Benefit Plans, in any such case that would subject Inspirato to any material Taxes, penalties or other liabilities. There are no investigations or audits of any Inspirato Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any material liability to Inspirato, its Subsidiaries or its ERISA Affiliates that has not been fully discharged. Each Inspirato Benefit Plan has been operated, in all material respects, in compliance with applicable Law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any Governmental Authority. Each Inspirato Benefit Plan has, in all material respects, been timely and completely filed or distributed. Each Inspirato Benefit Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter or is the adopter of a volume submitter or prototype document that has received a favorable advisory or opinion letter from the IRS, all subsequent interim amendments have been made in a timely manner, and no such Inspirato Benefit Plan has been amended or operated in a way that could reasonably be expected to adversely affect its qualified status or the tax-exempt status of its related trust. No Inspirato Benefit Plan that is represented to be qualified under Section 401(a) of the Code has been terminated or partially terminated during the preceding six years, nor has Inspirato discontinued contributions to any such plan, without notice to and approval by the IRS, to the extent such notice to and approval by the IRS is

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required by applicable Law. There are no pending material Claims relating to any Inspirato Benefit Plan (other than ordinary claims for benefits) and, to the Knowledge of Inspirato, none are threatened. No Inspirato Benefit Plan provides retiree medical or retiree life insurance benefits, except as required under Section 4980B of the Code and subsequent guidance. Each Inspirato Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or similar state Law, is currently in compliance in all material respects with and has in the past three years complied with the applicable continuation requirements of Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Section 601 through 608, inclusive, of ERISA or similar state applicable Law. Each Inspirato deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code has been established and maintained, in all material respects, with the applicable provisions of Section 409A of the Code. Each Inspirato Benefit Plan is amendable and terminable unilaterally by Inspirato or its Subsidiaries at any time without liability or expense (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto). The investment vehicles used to fund any Inspirato Benefit Plan may be changed at any time without incurring a sales charge, surrender fee or similar expense.
Section 3.24Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato, (i) each insurance policy of Inspirato or any of its Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy are purposed to be in effect, (ii) neither Inspirato nor any of its Subsidiaries is (with our without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy and (iii) there is no claim by Inspirato or any of its Subsidiaries pending under any such policies that to the Knowledge of Inspirato, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice.
Section 3.25Real Property.
(a)Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Inspirato, Inspirato and its Subsidiaries have good and valid fee simple title to all Owned Real Property of Inspirato and its Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances.
(b)Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on Inspirato, (i) each Lease of Inspirato and its Subsidiaries is valid and in full force and effect and no event has occurred that, with notice, lapse of time or both, would constitute a material default by Inspirato or any of its Subsidiaries or, to Inspirato’s Knowledge, any other party under any such Lease and (ii) neither Inspirato nor any of its Subsidiaries, nor to Inspirato’s Knowledge, any other party to any Lease of Inspirato of any of its Subsidiaries, is in violation of any provision of such Lease which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease.

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Section 3.26Pending Transactions. None of Inspirato or any Subsidiary of Inspirato is a party to any pending or contemplated equity investment, or transaction that would reasonably be expected to (a) impose any delay in the obtaining of, or increase the risk of not obtaining, the consents, approvals, authorizations or waivers of any Governmental Authority necessary to consummate the transactions contemplated hereunder, (b) increase the risk of any Governmental Authority seeking or entering an order prohibiting the consummation transactions pursuant to this Agreement, (c) delay the consummation of the Merger, or (d) otherwise result, individually or in the aggregate, in a Material Adverse Effect on Inspirato.
Section 3.27 No Additional Representations; Non-Reliance.
(a)Inspirato acknowledges that Buyerlink makes no representation or warranty as to any matter whatsoever except as expressly set forth in Article II or in any certificate delivered by Inspirato to Buyerlink in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Buyerlink makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Inspirato (or any of its respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Buyerlink and its Subsidiaries or (ii) the future business and operations of Buyerlink and its Subsidiaries, and Inspirato has not relied on such information or any other representation or warranty not set forth in Article II.
(b)Except for the representations and warranties expressly set forth in Article II or in any certificate delivered by Buyerlink to Inspirato in accordance with the terms hereof, in entering into this Agreement, Inspirato has relied solely upon its independent investigation and analysis of Buyerlink and its Subsidiaries, and Inspirato acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Buyerlink, its Subsidiaries, or any of their respective affiliates, equity holders, controlling Persons or representatives that are not expressly set forth in Article II or in any certificate delivered by Buyerlink to Inspirato, whether or not such representations, warranties or statements were made in writing or orally. Inspirato acknowledges and agrees that, except for the representations and warranties expressly set forth in Article II or in any certificate delivered by Buyerlink to Inspirato, (a) Buyerlink does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and Inspirato is not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by Buyerlink to Inspirato in accordance with the terms hereof, (b) no Person has been authorized by Buyerlink to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Inspirato as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Inspirato or any of its representatives (including in certain “data rooms,” “electronic data rooms,” management presentations, or in any other form in expectation of, or in connection with, the Transactions) are not and shall not be deemed to be or include representations or warranties of Buyerlink unless any such materials or information is the subject of any express representation or warranty set forth in Article II.

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ARTICLE IV
COVENANTS
Section 4.1Conduct of Business Prior to Closing. Except (a) as expressly permitted by or set forth in this Agreement, (b) as set forth in the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, (c) as required by applicable Law or (d) as agreed to in writing by the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Closing, each of Inspirato and Buyerlink shall conduct its business in the ordinary course of business consistent with past practice and shall, and shall cause each of their respective Subsidiaries to, (i) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, and (ii) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Material Contracts. Without limiting the generality of the foregoing, except (A) as expressly permitted by or provided in this Agreement, (B) as set forth in the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, (C) as required by applicable Law or (D) as agreed in writing by the parties, during the period from the date of this Agreement to the Closing, each of Inspirato and Buyerlink, as applicable, shall not, and shall not permit any of their respective Subsidiaries to:
(i)(A) issue, sell, grant, pledge, transfer, encumber, dispose of, accelerate the vesting of or modify, as applicable, any of its Securities, or any Securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Securities or any other agreements of any character to purchase or acquire any of its Securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any of the foregoing; (B) redeem, purchase or otherwise acquire any of its outstanding Securities, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any of its Securities; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Securities, or otherwise make any payments to its equityholders in their capacity as such; or (D) split, adjust, combine, subdivide or reclassify any Securities;
(ii)incur, refinance or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness) or guarantee any such indebtedness for borrowed money (or enter into a “keep well” or similar agreement with respect to such indebtedness) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Inspirato or Buyerlink or any of their respective Subsidiaries;
(iii)sell, transfer, lease, farmout, exchange, convey, license or otherwise dispose of any of the properties with a fair market value in excess of $100,000 in the aggregate, without consultation and consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except (1) pursuant to contracts in force at the date of this Agreement and listed on the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, correct and complete

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copies of which have been made available to the other parties, (2) dispositions of obsolete or worthless equipment which is replaced with equipment and materials of comparable or better value and utility or (3) transactions in the ordinary course of business consistent with past practice;
(iv)make or authorize any capital expenditure or capital expenditures (which shall include, any investments by contribution to capital, property transfers, purchase of Securities or otherwise) in excess of $100,000 in the aggregate for any fiscal year, except for any such capital expenditures set forth in Section 4.1(iv) of the Inspirato Disclosure Schedule or Section 4.1(iv) of the Buyerlink Disclosure Schedule, as applicable;
(v)directly or indirectly acquire, in any one transaction or series of related transactions, (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person, or (B) any assets that, in the aggregate, have a purchase price in excess of $100,000;
(vi)make any loans or advances to any Person (other than trade credit granted in the ordinary course of business consistent with past practice);
(vii)(A) except in the ordinary course of business consistent with past practice, enter into any contract or agreement that would be a Material Contract if in existence as of the date of this Agreement, (B) except in the ordinary course of business consistent with past practice, terminate or amend in any material respect any Material Contract (except as a result of a material breach or a material default by the counterparty thereto), or (C) (1) amend, waive or modify in a manner that is adverse to such Party or any of its Subsidiaries any material rights under any Material Contract, (2) enter into or extend the term or scope of any Material Contract that materially restricts that Party or any of its Subsidiaries from engaging in any line of business or in any geographic area or (3) enter into any Material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions;
(viii)(A) change its fiscal year or any method of Tax accounting, (B) make (other than in the ordinary course of business consistent with past practices), change or revoke any material Tax election, (C) settle or compromise any material liability for Taxes, (D) file any material amended Tax Return, (E) knowingly and voluntarily surrender any right to claim a refund of material Taxes; (F) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (excluding for the avoidance of doubt, any automatic extension of the due date of a Tax Return obtained in the ordinary course of business);
(ix)make any changes in financial accounting methods, principles or practices (or, with respect to Inspirato, change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

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(x)except as contemplated hereby, amend its certificate of incorporation, bylaws, or any other organizational documents;
(xi)adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;
(xii)fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;
(xiii)except as provided under any agreement entered into prior to the date of this Agreement and disclosed in the Inspirato Disclosure Schedule or the Buyerlink Disclosure Schedule, as applicable, pay, discharge, waive, settle or satisfy any Claim seeking damages or injunction or other equitable relief, that would, (A) require the payment of monetary damages or (B) involve any injunctive or other non-monetary relief which, in either case, imposes material restrictions on the business operations of Inspirato or Buyerlink or any of their respective Subsidiaries, in each case, without the consultation and consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned;
(xiv)except as required by a Buyerlink Benefit Plan or an Inspirato Benefit Plan, as applicable, or by applicable Law (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee, contractor or consultant, other than increases in base compensation of not more than 3%, either individually or in the aggregate, to employees or other individual service providers whose base compensation would not exceed, on an annualized basis, $500,000, in the ordinary course of business and consistent with past practices, (B) enter into any new, or amend any existing agreement or severance or termination agreement with or grant any change of control, bonus or retention payments or benefits to, in each case, any current or former director, officer, employee, contractor, consultant or other individual service providers, (C) grant any equity or equity-based awards or take any action that will result in the acceleration of vesting or payment timing or requirement for funding of any compensation or benefits to any current or former director, officer, employee, contractor, consultant or other individual service provider or (D) hire or otherwise enter into any new Contract with any person or terminate (other than terminate for cause) any current or former director, officer, employee, contractor, consultant or other individual service provider whose base compensation exceeds or would exceed, on an annualized basis, $500,000; or
(xv)agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Transactions, other than as permitted in Section 4.3.
Section 4.2Stockholder Approval and Proxy Statement.

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(a)As soon as reasonably practicable (and in any event, no later than twenty (20) Business Days) following the date of this Agreement, Inspirato shall prepare (with Buyerlink’s reasonable cooperation) and file with the SEC a preliminary Proxy Statement to obtain the Inspirato Stockholder Approval. Inspirato shall use its reasonable best efforts to have the Proxy Statement cleared for use under the Exchange Act as promptly as practicable after such filing. Inspirato shall cause the Proxy Statement to be mailed to the holders of Inspirato Common Stock as promptly as practicable after the clearance is received (or is deemed to be received) from the SEC. If at any time prior to the Inspirato Stockholder Meeting any information relating to Inspirato, Buyerlink, or any of their respective Affiliates, directors or officers, is discovered by any party that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties, and Inspirato shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate the same to the holders of Inspirato Common Stock. Inspirato shall promptly notify Buyerlink of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information, and Inspirato shall supply Buyerlink with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. Inspirato agrees to provide Buyerlink periodic updates concerning proxy solicitation results as reasonably requested by Buyerlink (including, if requested, providing daily voting reports). Except to the extent the Inspirato Board shall have effected and not withdrawn an Adverse Recommendation Change in accordance with Section 4.3, no filing of, amendment or supplement to, the Proxy Statement will be made by Inspirato without providing Buyerlink a reasonable opportunity to review and comment thereon which comments Inspirato will consider in good faith. Each of Inspirato and Buyerlink represents to the other that the information supplied or to be supplied by such Party for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will not, at the date of mailing to stockholders and at the time of the Inspirato Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.
(b)Inspirato and Buyerlink shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities Laws in connection with the issuance of the Merger Consideration in the Merger and (i) Inspirato shall furnish all information concerning Inspirato and the holders of shares of Inspirato capital stock, and (ii) Buyerlink shall furnish all information concerning Buyerlink and the holders of shares of Buyerlink capital stock, as may be reasonably requested in connection with any such action.
(c)Subject to Section 4.3, Inspirato shall, (i) as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Inspirato Stockholder Meeting and (ii) through the Inspirato

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Board, recommend to the holders of Inspirato Common Stock that they approve the Share Issuance and the Charter Amendment pursuant to this Agreement (the “Inspirato Board Recommendation”). Except to the extent there is an Adverse Recommendation Change, Inspirato shall include in the Proxy Statement a copy of the Inspirato Fairness Opinion and (subject to Section 4.3) the Inspirato Board Recommendation. Notwithstanding anything in this Agreement to the contrary, Inspirato may postpone or adjourn the Inspirato Stockholder Meeting (A) after consultation with Buyerlink, and with Buyerlink’s consent (not to be unreasonably withheld, conditioned or delayed), to solicit additional proxies for the purpose of obtaining the Inspirato Stockholder Approval, (B) for the absence of quorum, or (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Inspirato has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Inspirato Common Stock prior to the Inspirato Stockholder Meeting. Except to the extent there is an Adverse Recommendation Change in accordance with Section 4.3, Inspirato shall use its reasonable best efforts to solicit its stockholders to obtain the Inspirato Stockholder Approval.
Section 4.3Non-Solicitation.
(a)Except as otherwise permitted by this Section 4.3, Inspirato shall not, and shall cause its Subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and agents not to, and shall instruct its and its Subsidiaries’ other representatives (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute, or would reasonably be expected to lead to, an Alternative Proposal, (ii) furnish any material nonpublic information relating to Inspirato or its Subsidiaries or knowingly afford access to the business, properties, assets, books and records or personnel of Inspirato or any of its Subsidiaries to any third party, in each case, relating to an Alternative Proposal, (iii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement providing for, or that would reasonably be expected to lead to, an Alternative Proposal (an “Acquisition Agreement”), or (iv) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyerlink, the Inspirato Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal, or fail to include the Inspirato Board Recommendation in the Proxy Statement in accordance with Section 4.2 (the taking of any action described in clause (iv) being referred to as an “Adverse Recommendation Change”).
(b)Notwithstanding anything to the contrary contained in Section 4.3(a), if at any time prior to obtaining the Inspirato Stockholder Approval, (i) Inspirato has received a bona fide written Alternative Proposal, (ii) the Inspirato Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal and (iii) such Alternative Proposal did not result from a material breach of this Section 4.3, then Inspirato may (A) furnish information, including any non-public information, with respect to Inspirato and its Subsidiaries to the Person making such Alternative Proposal, and (B) participate in

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discussions or negotiations regarding such Alternative Proposal; provided that (x) Inspirato shall not, and shall use reasonable best efforts to cause its Representatives not to, disclose any non-public information to such Person unless Inspirato has, or first enters into, a customary confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Buyerlink and (y) Inspirato shall provide to Buyerlink any non-public information with respect to Inspirato and its Subsidiaries that was not previously provided or made available to Buyerlink prior to or substantially concurrently with providing or making available such non-public information to such other Person.
(c)In addition to the other obligations of Inspirato set forth in this Section 4.3, Inspirato shall promptly advise Buyerlink, orally and in writing, and in no event later than five (5) days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Inspirato in respect of any Alternative Proposal, and shall, in any such notice to Buyerlink, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice unredacted copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Buyerlink reasonably informed on a reasonably current basis (but in no event less often than once every forty-eight (48) hours) of any material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Inspirato shall promptly provide Buyerlink with copies of any additional written materials received by Inspirato or that Inspirato has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.
(d)Notwithstanding the foregoing, if Inspirato receives a written Alternative Proposal that the Inspirato Board believes is bona fide and the Inspirato Board, after consultation with its financial advisors and outside legal counsel, concludes that such Alternative Proposal constitutes a Superior Proposal, then the Inspirato Board may, at any time prior to obtaining the Inspirato Stockholder Approval, if it determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, effect an Adverse Recommendation Change and/or enter into an Acquisition Agreement; provided that Inspirato shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal until five (5) Business Days after Inspirato provides written notice to Buyerlink (a “Inspirato Notice”) advising Buyerlink that the Inspirato Board or a committee thereof has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of Buyerlink, Inspirato shall negotiate in good faith with Buyerlink during such five (5) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Inspirato Board not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Inspirato Notice and a new five (5) Business Day period under this Section 4.3(d)); and provided further that Inspirato shall not be entitled to exercise its right to make any

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Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal unless Inspirato and its Representatives have complied with the provisions of Section 4.3(a).
(e)For purposes of this Agreement:
(i)“Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Buyerlink, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of Inspirato, or (B) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Inspirato that is structured to permit such Person or group to acquire beneficial ownership of at least twenty percent (20%) of the equity interests of Inspirato; in each case, other than the Transactions.
(ii)“Intervening Event” means, with respect to Inspirato, a material event or circumstance that arises or occurs after the date of this Agreement and was not, prior to the date of this Agreement, reasonably foreseeable by the Inspirato Board (and which does not relate to an Alternative Proposal); provided that none of the items in subsections (i) – (vi) set forth in the definition of “Material Adverse Effect” shall be deemed to be an Intervening Event.
(iii)“Superior Proposal” means a bona fide written Alternative Proposal, obtained after the date of this Agreement and not in breach of this Section 4.3, which is on terms and conditions which the Inspirato Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory, timing and other aspects of the proposal, all conditions contained therein and the Person making the proposal, to be more favorable to the holders of Inspirato Common Stock from a financial point of view than the Transactions (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Buyerlink in response to such Alternative Proposal); provided, that, for purposes of this definition of “Superior Proposal,” the term “Alternative Proposal” shall have the meaning assigned to such term in (i), except that the reference to “20%” in the definition of “Alternative Proposal” shall be deemed to be a reference to “50%.”
(f)Notwithstanding anything in this Section 4.3 to the contrary, the Inspirato Board may, at any time prior to obtaining the Inspirato Stockholder Approval, effect an Adverse Recommendation Change in response to an Intervening Event if the Inspirato Board concludes in good faith, after consultation with outside counsel and its financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided that Inspirato shall provide Buyerlink with five (5) Business Days’ prior written notice advising Buyerlink it intends to effect an Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Intervening Event), and during such five (5) Business Day period, Inspirato shall

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consider in good faith any proposal by Buyerlink to amend the terms and conditions of this Agreement in a manner that would allow the Inspirato Board not to make such Adverse Recommendation Change consistent with its fiduciary duties.
(g)Nothing contained in this Agreement shall prevent Inspirato or the Inspirato Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other applicable Law with respect to an Alternative Proposal if the Inspirato Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 4.3(d) and Section 4.3(f). For the avoidance of doubt, a public statement that describes Inspirato’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.
(h)Any decision relating to an action to be taken, or declined to be taken, by the Inspirato Board pursuant to this Section 4.3 or otherwise in connection with an Alternative Proposal, a Superior Proposal or an Adverse Recommendation Change, will be made by or at the direction of the Inspirato Special Committee.
Section 4.4Reasonable Best Efforts.
(a)Subject to the terms and conditions of this Agreement (including Section 4.3 and Section 4.4(c)), each of Inspirato and Buyerlink shall cooperate with the other and use (and shall cause any of their respective Subsidiaries to use) its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (a) preparing and filing as promptly as reasonably practicable, but in no event later than twenty (20) Business Days following the date of this Agreement, a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act, and (b) preparing and filing fully all documentation to effect all other necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under any applicable Antitrust Laws) as promptly as reasonably practicable, (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, and (iii) obtain all consents, approvals or waivers from third parties necessary to consummate the Transactions. Inspirato shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction, or ruling of any Governmental Authority that could restrain, prevent, or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Transactions, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority. For purposes of this Agreement, “Antitrust Laws” means

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the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition. Notwithstanding the foregoing, nothing in this Agreement shall require the Inspirato to enter into any agreement or consent decree with any Governmental Authority that is not conditioned on the Closing.
(b)In furtherance and not in limitation of the foregoing, each of Inspirato and Buyerlink shall use its commercially reasonable efforts to (i) take all action necessary to ensure that no state takeover statute or similar applicable Law is or becomes applicable to any of the Transactions and (ii) if any state takeover statute or similar applicable Law becomes applicable to any of the Transactions, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such applicable Law on the transaction.
(c)Inspirato and Buyerlink (including by causing any of their respective Subsidiaries) agree to use their reasonable best efforts to (i) resolve any objections that a Governmental Authority or other Person may assert under any Antitrust Law with respect to the Transactions, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Outside Date.
Section 4.5Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release mutually agreed and issued by Inspirato and Buyerlink. Thereafter, except in connection with any dispute between the parties relating to this Agreement, no party shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law or by any applicable Nasdaq rules as determined in the good faith judgment of such party (provided that such party uses reasonable best efforts to afford the other parties an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding the same); provided that Inspirato shall not be required by this Section 4.5 to consult with Buyerlink with respect to a public announcement in connection with (a) the receipt and existence of an Alternative Proposal that the Inspirato Board believes is bona fide, and (b) an Adverse Recommendation Change, but nothing in this proviso shall limit any obligation of Inspirato under Section 4.3(c) to advise and inform Buyerlink; provided further that each Party and its respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Inspirato or Buyerlink in compliance with this Section 4.5.
Section 4.6Access to Information; Confidentiality Agreement. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause any of its respective Subsidiaries to, afford to the other parties and their Representatives reasonable access to, during normal business hours (and, with respect to books and records, the right to copy) all of its and any of its respective Subsidiaries’ properties,

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commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Except for disclosures permitted by the terms of the Confidentiality Agreement, each Party and its respective Representatives shall hold information received from any other Party pursuant to this Section 4.6 in confidence in accordance with the terms of the Confidentiality Agreement. Any investigation pursuant to this Section 4.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of either party or its Subsidiaries. Nothing in this Section 4.6 shall require (A) Inspirato or Buyerlink to provide any access, or to disclose any information, to the extent providing such access or disclosing such information would (1) waive the protection afforded by attorney-client privilege or (2) unreasonably interfere with Inspirato’s or Buyerlink’s business operations; provided that the party not providing such access or disclosure shall give notice to the other party of the fact that it is withholding such information or documents and thereafter shall reasonably cooperate with the other party to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate the foregoing clauses (1) and (2).
Section 4.7Notification of Certain Matters. Inspirato shall give prompt notice to Buyerlink, and Buyerlink shall give prompt notice to Inspirato, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions if the subject matter of such communication or the failure of such party to obtain such consent is reasonably likely to be material to Buyerlink or Inspirato, as applicable, (b) any Claim commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries and that relate to the Transactions, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article V and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article V; provided that, in the case of clauses (c) and (d), the failure to comply with this Section 4.7 shall not result in the failure to be satisfied of any of the conditions to the Closing in Article V, or give rise to any right to terminate this Agreement under Article VI, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.
Section 4.8Litigation and Proceedings. Inspirato shall promptly notify Buyerlink of any action brought by stockholders of Inspirato against Inspirato and/or its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (whether directly or on behalf of Inspirato and its Subsidiaries or otherwise). Prior to the Effective Time, Inspirato shall control the defense or settlement of any litigation or other legal proceedings against Inspirato or any of its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement; provided that, other than legal proceedings between or among the parties hereto, Inspirato shall give Buyerlink the opportunity to consult with Inspirato prior to the Effective Time and keep Buyerlink reasonably apprised on a reasonably prompt basis with respect to the defense or settlement of any litigation or other legal proceedings against Inspirato or any of its directors relating to this Agreement, the Merger and

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the other transactions contemplated by this Agreement, including by giving Buyerlink an opportunity to participate, at Buyerlink’s expense, in such litigation or other legal proceedings; and provided, further, that other than legal proceedings between or among the parties hereto, Inspirato agrees that it shall not settle any such litigation or other legal proceedings without the prior written consent of Buyerlink, which shall not be unreasonably withheld, delayed or conditioned.
Section 4.9Indemnification and Insurance.
(a)Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, each of which has been provided or made available to Inspirato prior to the date hereof, from the Effective Time and until the six-year anniversary of the Effective Time, Inspirato and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, officer or employee of Buyerlink or any of its Subsidiaries or who acts as a fiduciary under any Buyerlink Benefit Plan or any of its Subsidiaries (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual legal proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, officer or employee of Buyerlink or any of its Subsidiaries, a fiduciary under any Buyerlink Benefit Plan or is or was serving at the request of Buyerlink or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, Buyerlink Benefit Plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Merger, other than to the extent such indemnification relates to a breach of this Agreement by Buyerlink or its Subsidiaries, in each case to the fullest extent permitted under applicable Law (and Inspirato and the Surviving Corporation shall, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such legal proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such legal proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Effective Time), (i) the Indemnified Persons may retain Inspirato’s regularly engaged legal counsel or other counsel satisfactory to them, and Inspirato and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons as promptly as statements therefor are received, and (ii) Inspirato and the Surviving Corporation shall use its best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 4.9, upon learning of any such legal proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 4.9 except to the extent such failure materially prejudices such party’s position with

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respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Inspirato or Surviving Corporation under this Section 4.9, such Indemnified Person shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Inspirato or the Surviving Corporation, as applicable (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for Inspirato, Buyerlink, Surviving Corporation or the Indemnified Person within the last three (3) years.
(b)The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, the parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 4.9, and its heirs and representatives.
Section 4.10Fees and Expenses. All fees and expenses incurred in connection with the Transactions including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, shall be the obligation of the respective party incurring such fees and expenses.
Section 4.11Listing Application. Inspirato and Buyerlink shall take all commercially reasonable actions necessary to cause the Inspirato Common Stock to be eligible for continued listing on Nasdaq following the Effective Time.
Section 4.12Tax Treatment of the Merger.
(a)Each of the parties shall, and shall cause each of their respective Affiliates to, use reasonable best efforts to cause the Merger to be treated as a Reorganization and to obtain the Tax Opinion. Neither party shall take or fail to take, or permit any of its respective Affiliates to take or fail to take, any action which action or failure to act would reasonably be expected to prevent the qualification of the Merger as a Reorganization or the receipt of the Tax Opinion. Unless required by applicable Law, neither party shall file any Tax Return or take any position inconsistent with the treatment of the Merger as a Reorganization.
(b)Inspirato shall use reasonable best efforts to deliver to Buyerlink’s Tax Counsel a tax representation letter dated as of the Closing Date and signed by an officer of Inspirato, containing customary representations of Inspirato, as reasonably necessary and appropriate to enable Buyerlink’s Tax Counsel to render the Tax Opinion, and Buyerlink shall use reasonable best efforts to deliver to Buyerlink’s Tax Counsel a tax representation letter dated as of the Closing Date and signed by an officer of Buyerlink, containing customary representations of Buyerlink, as reasonably necessary and appropriate to enable Buyerlink’s Tax Counsel to render the Tax Opinion.
(c)If, before the Closing, Buyerlink reasonably determines that (i) it is not able to obtain the Tax Opinion but (ii) it would be able to obtain the Tax Opinion if, instead of Merger Sub merging into Buyerlink with Buyerlink surviving as a wholly owned Subsidiary of Inspirato, Buyerlink merged into Merger Sub with Merger Sub surviving as a wholly owned

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subsidiary of Inspirato, the parties shall cooperate in good faith to amend the terms of this Agreement to reflect such alternative structure.
Section 4.13Name Change. At or promptly following the Effective Time, Inspirato shall file a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to change its corporate name to “One Planet Platforms, Inc.” (the “Name Change”), subject to availability under applicable law. One Planet Group shall cause One Planet Studios, LLC, a Delaware limited liability company, to either (a) change its legal name to eliminate any conflict that would prevent the Name Change or (b) provide written consent to the use of the name “One Planet Platforms” by Inspirato. The parties shall use their respective reasonable best efforts to complete all steps required to effectuate the Name Change, and Inspirato shall update all applicable Nasdaq, SEC, and other public filings and disclosures to reflect such new name as promptly as practicable thereafter.
Section 4.14Stockholders Agreement. Inspirato and Buyerlink shall negotiate and prepare, and, effective as of the Effective Time, Inspirato and One Planet shall enter into the Stockholders Agreement, in accordance with the terms and conditions set forth on the term sheet (the “Stockholders Agreement Term Sheet”) attached hereto as Exhibit D.
Section 4.15Post-Closing Operations. Following the Effective Time, (a) Inspirato LLC and Buyerlink shall each continue to operate as independent, wholly owned subsidiaries of Inspirato, (b) the parties shall cooperate in good faith to implement shared services, administrative support, and licensing arrangements as reasonably necessary to facilitate post-merger integration and (c) Inspirato shall enter into a Name Licensing Agreement with One Planet Group in connection with the “One Planet Platforms” brand substantially as set forth on Exhibit E hereto.
Section 4.16Issuance of Additional RSU Awards. At or as soon as practicable following the Effective Time, Inspirato shall issue to each individual listed on Section 4.16 of the Buyerlink Disclosure Schedule an award of restricted stock units with respect to the number of shares of Inspirato Common Stock set forth opposite such individual’s name on Section 4.16 of the Buyerlink Disclosure Schedule (the “Additional RSU Awards”), which Additional RSU Awards shall vest in three equal installments on each of the first three anniversaries of the Closing Date, subject to the holder’s continued service with Inspirato or its applicable Subsidiaries on each applicable vesting date and substantially the same terms and conditions as set forth in the publicly filed restricted stock unit agreement under the Inspirato Incorporated 2021 Equity Incentive Plan.
Section 4.17Further Assurances. Each party shall, at the request of the other party, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
Section 4.18Post-Closing Disclosure. As promptly as practicable following the Effective Time, Inspirato shall file with the SEC a Form 8-K announcing the closing of the Merger and including the disclosures required in connection therewith.

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ARTICLE V
CONDITIONS TO CLOSING
Section 5.1Mutual Conditions. The obligations of each of the parties to consummate the Merger shall be subject to the satisfaction or written waiver of the following conditions:
(a)The Inspirato Stockholder Approval shall have been obtained in accordance with the DGCL, Nasdaq listing rules and the Inspirato Organizational Documents.
(b)No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law, rule, regulation, injunction, order, or decree (whether temporary, preliminary, or permanent) that is in effect and has the effect of making the Merger illegal or otherwise restraining or prohibiting the consummation of the Transactions.
(c)Any applicable waiting period (including any extension thereof and any timing agreement with a Governmental Authority) under the HSR Act relating to the Merger shall have expired or been terminated.
Section 5.2Conditions to Obligations of Inspirato and Merger Sub. The obligations of Inspirato and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing by Inspirato of the following further conditions:
(a)Representations and Warranties. (i) The representations and warranties of Buyerlink contained in Section 2.1, Section 2.2, and Section 2.3 shall be true and correct in all but de minimis respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Buyerlink set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth in any individual such representation or warranty) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyerlink.
(b)Covenants. Buyerlink shall have performed and complied in all material respects with all covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)No Material Adverse Effect. After the date of this Agreement, there shall not have occurred any effect that, individually or in the aggregate with all other effects, has resulted in a Material Adverse Effect to Buyerlink or any of its Subsidiaries.
(d)Officer’s Certificate. Inspirato shall have received at the Effective Time a certificate signed on behalf of Buyerlink by a senior executive officer of Buyerlink to the effect that the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(c) have been satisfied.

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(e)Available Closing Date Cash. The Buyerlink Available Closing Date Cash must be equal to at least the Buyerlink Cash Target.
Section 5.3Conditions to Obligations of Buyerlink. The obligation of Buyerlink to consummate the Merger is subject to the satisfaction or waiver in writing by Buyerlink of the following further conditions:
(a)Representations and Warranties. (i) The representations and warranties of Inspirato and Merger Sub contained in Section 3.1, Section 3.2 and Section 3.3 shall be true and correct in all but de minimis respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Inspirato and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth in any individual such representation or warranty) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Inspirato.
(b)Covenants. Inspirato and Merger Sub shall have performed and complied in all material respects with all covenants required to be performed or complied with by them under this Agreement on or prior to the Closing Date.
(c)No Material Adverse Effect. After the date of this Agreement, there shall not have occurred any effect that, individually or in the aggregate with all other effects, has resulted in a Material Adverse Effect to Inspirato or any of its Subsidiaries.
(d)Officer’s Certificate. Buyerlink shall have received at the Effective Time a certificate signed on behalf of Inspirato by a senior executive officer of Inspirato to the effect that the conditions set forth in Sections 5.3(a), 5.3(b) and 5.3(c) have been satisfied.
(e)Tax Opinion. Buyerlink shall have received the Tax Opinion from Buyerlink’s Tax Counsel.
(f)Specified Matters. The consents, waivers, terminations, or amendments set forth on Section 5.3(f) of the Inspirato Disclosure Schedule (the “Specified Matters”) shall have been received.
Section 5.4Frustration of Closing Conditions. Neither Inspirato, Merger Sub, nor Buyerlink may rely on the failure of any condition set forth in Section 5.1, Section 5.2 or Section 5.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, or other breach of or non-compliance with this Agreement.

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ARTICLE VI
TERMINATION
Section 6.1Termination Events. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, as follows:
(a)By mutual written agreement of Inspirato and Buyerlink.
(b)By either Inspirato or Buyerlink, if the Closing has not occurred on or before October 31, 2025 (the “Initial Outside Date”, and as may be extended pursuant to this Section 6.1(b), the “Outside Date”); provided, that the Initial Outside Date may be extended pursuant to the mutual consent of Inspirato and Buyerlink; provided, further, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure to consummate the Merger by such date.
(c)By either Inspirato or Buyerlink, if any Governmental Authority shall have enacted or issued a final, non-appealable law, regulation, or order permanently restraining or prohibiting the consummation of the Merger; provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure to consummate the Merger by such date.
(d)By either Inspirato or Buyerlink, if the Inspirato Stockholder Approval is not obtained at the Inspirato Stockholder Meeting (or any adjournment or postponement thereof).
(e)By Buyerlink if (i) an Adverse Recommendation Change shall have occurred or Inspirato failed to make the Inspirato Board Recommendation, in each case whether or not permitted by the terms hereof or (ii) if Inspirato or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Inspirato and Merger Sub set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 5.3(a) or Section 5.3(b) and (B) is incapable of being cured, or is not cured, by Inspirato or Merger Sub by the earlier of thirty (30) days following receipt of written notice from Buyerlink of such breach or failure or the Outside Date; provided that Buyerlink shall not have the right to terminate this Agreement pursuant to this Section 6.1(e)(ii) if Buyerlink is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such as would result in any of the closing conditions set forth in Section 5.2 not being satisfied.
(f)By Inspirato (i) at any time prior to receipt of the Inspirato Stockholder Approval, in order to enter into a binding written agreement with respect to a Superior Proposal, provided that Inspirato shall have complied in all material respects with its obligations under Section 4.3, (ii) if Buyerlink unreasonably withholds, conditions or delays its approval of any Specified Matter for which Buyerlink’s reasonable approval is required, or Buyerlink otherwise

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takes any action that is the primary cause of the condition set forth in Section 5.3(f) being made incapable of being satisifed or (iii) if Buyerlink shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Buyerlink set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 5.2(a) or Section 5.2(b) and (B) is incapable of being cured, or is not cured, by Buyerlink, by the earlier of thirty (30) days following receipt of written notice from Inspirato of such breach or failure or the Outside Date; provided that Inspirato shall not have the right to terminate this Agreement pursuant to this Section 6.1(f)(ii) if Inspirato or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such as would result in any of the closing conditions set forth in Section 5.3(a) and Section 5.3 not being satisfied.
Section 6.2Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1:
(a)This Agreement shall forthwith become void and have no further force or effect, except for this Section 6.2, Section 6.3 and Article VII, which shall survive such termination; and
(b)No party shall have any liability under this Agreement as a result of such termination, except for any liability arising from fraud or Willful Breach of this Agreement prior to such termination.
Section 6.3Fees and Expenses.
(a)In the event that (i) an Alternative Proposal shall have been publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the Inspirato Stockholder Meeting (or, if the Inspirato Stockholder Meeting shall not have occurred, prior to the termination of this Agreement pursuant to Section 6.1(b)), and (ii) this Agreement is terminated by Buyerlink or Inspirato pursuant to Section 6.1(b) or Section 6.1(d) and (iii) Inspirato enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Inspirato shall pay the Termination Fee to Buyerlink upon the earlier of (A) the date of the execution of such definitive agreement by Inspirato or (B) consummation of any such transaction. For purposes of this Section 6.3(a), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 4.3(e)(i), except that the references to “20%” shall be deemed to be references to “50%.”
(b)In the event this Agreement is terminated (i) by Buyerlink pursuant to Section 6.1(e), Inspirato shall pay to Buyerlink, within two (2) Business Days after the date of termination, the Termination Fee or (ii) by Inspirato pursuant to Section 6.1(f)(i), Inspirato shall pay to Buyerlink, concurrently with and as a condition to such termination, the Termination Fee.

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(c)In the event that this Agreement is terminated by Inspirato pursuant to Sections 6.1(f)(ii) or (iii), then Buyerlink shall pay to Inspirato, within two (2) Business Days after the date of termination, the Reverse Termination Fee.
(d)Any payment of the Termination Fee or the Reverse Termination Fee shall be made in cash by wire transfer of immediately available funds to an account designated in writing by Buyerlink or Inspirato, respectively.
(e)In the event that (i) Inspirato shall fail to pay the Termination Fee or (ii) Buyerlink shall fail to pay the Reverse Termination Fee, in each case required pursuant to this Section 6.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the legal rate of interest provided for in Section 2301 of Title 6 of the Delaware Code. The parties acknowledge that the provisions of this Section 6.3 are an integral part of the Transactions and that, without these agreements, they would not enter into this Agreement.
(f)The parties agree that in the event that (i) Inspirato pays the Termination Fee to Buyerlink or (ii) Buyerlink pays the Reverse Termination Fee to Inspirato, in each case the payor party has no further liability to the payee party of any kind in respect of this Agreement and the Transactions; provided that nothing in this Agreement shall release any party from liability for Willful Breach or fraud), and in no event shall Inspirato or Buyerlink be required to pay the Termination Fee or Reverse Termination Fee on more than one occasion.
ARTICLE VII
MISCELLANEOUS
Section 7.1Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (with tracking); or (c) on the date sent by email (with confirmation of transmission), if sent during normal business hours on a Business Day (or on the next Business Day if sent after hours or on a non-Business Day). All communications shall be sent to the addresses set forth below (or to such other address as may be designated by a party by written notice):
If to Inspirato or Merger Sub:
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attn: General Counsel
Email: Bwadman@inspirato.com

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If to Buyerlink:
Buyerlink Inc.
1820 Bonanza St.
Walnut Creek, CA 94596
Attn: General Counsel
Email: tatevik.davtyan@oneplanetstudios.com
with copies, which shall not constitute notice, to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:     Derek Dostal
        Lee Hochbaum
E-mail:        derek.dostal@davispolk.com
        lee.hochbaum@davispolk.com
Section 7.2Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware, for the purposes of any suit, action, or other proceeding arising out of or relating to this Agreement.
Section 7.3Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.4Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Agreements, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter.
Section 7.5Amendment; Waiver. This Agreement may only be amended, modified, or supplemented by an instrument in writing signed by each of the parties. No waiver by any party of any provision shall be effective unless explicitly set forth in writing and signed by the party so waiving. Following receipt of the Inspirato Stockholder Approval or the effectiveness of the Buyerlink Stockholder Consent, there shall be no amendment or change to the provisions of this Agreement which by applicable Law would require further approval by the stockholders of Inspirato or Buyerlink without such approval.
Section 7.6Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remainder of the Agreement shall not be affected and shall be enforced to the fullest extent permitted by law.

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Section 7.7Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other parties, except that either party may assign this Agreement to a successor-in-interest by merger or consolidation.
Section 7.8No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their permitted successors and assigns, and nothing herein, express or implied, shall confer any rights upon any other person or entity, except as set forth in Section 4.9.
Section 7.9Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically or via.pdf shall be deemed effective.
Section 7.10Specific Enforcement. The parties hereby agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and that the parties shall be entitled to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which any party is entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, and each party agrees that it will not oppose the granting of specific performance and other equitable relief as provided herein on the basis that (a) each party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 7.11Nonsurvival of Representations, Warranties and Covenants. Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article VII and (c) any corresponding definitions set forth in Article VIII. For the avoidance of doubt, any covenant or obligation expressly stated to survive the Closing shall remain in full force and effect in accordance with its terms.

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ARTICLE VIII
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings set forth below:
“Additional RSU Awards” shall have the meaning set forth in Section 4.16.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“BL Pref Number” means 1000.
“BL Pref Value” means $22,300,000, plus accrued dividends through the Closing Date.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Buyerlink Available Closing Date Cash” means the Cash of Buyerlink as of the Closing Date.
“Buyerlink Cash Target” means Five Million Dollars ($5,000,000).
“Buyerlink Common Stock” means the shares of common stock, par value $0.0001 per share, of Buyerlink.
“Buyerlink Designees” shall have the meaning set forth in Section 1.6(b).
“Buyerlink Distribution Rights” means an award of units of distribution rights granted to eligible employees of Buyerlink pursuant to a Buyerlink Distribution Rights Letter Agreement.
“Buyerlink Distribution Rights Letter Agreement” means a Distribution Rights Letter Agreement by and between Buyerlink and the applicable eligible employee and set forth on Section 2.16 of the Buyerlink Disclosure Schedule.
“Buyerlink Financial Statements” shall have the meaning set forth in Section 2.7.
“Buyerlink Material Contract” shall have the meaning set forth in Section 2.15(a).
“Buyerlink Preferred Stock” means the shares of Series A Preferred Stock, par value $0.0001 per share, of Buyerlink.
“Buyerlink’s Tax Counsel” means Davis Polk & Wardwell LLP.

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“Cash”: means, as of a given time, all cash and cash equivalents of Buyerlink (including marketable securities, short term investments, liquid instruments and deposits in transit), and the amount of any received and uncleared checks, wires or drafts as of such time, and shall exclude any cash not freely distributable or usable due to legal, regulatory or contractual constraints or otherwise of the type referred to as “restricted cash” under GAAP and unposted cash deposits.
“Charter Amendment” means an amendment to the Inspirato certificate of incorporation to increase the authorized number of (i) Inspirato Common Stock to 180,000,000 and (ii) Inspirato Preferred Stock to 16,000,000.
“Claim” means any and all claims, causes of action, demands, lawsuits, suits, information requests, Proceedings, governmental investigations or audits and administrative orders.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” means the mutual confidentiality agreement, dated as of March 17, 2025, by and between Inspirato and Buyerlink, as amended from time to time.
“Contracts” means all Leases, contracts, agreements, commitments, instruments and understandings, whether written or oral.
“Converted Cash Award” shall have the meaning set forth in Section 1.10(a).
“Converted RSU Award” shall have the meaning set forth in Section 1.10(a).
“Distribution Rights Percentage” means an amount equal to the aggregate percentage entitlement of the Buyerlink Distribution Rights to the Merger Consideration, which as of the date of this Agreement is equal to 8.59% (subject to reduction in the event of any forfeiture of a Buyerlink Distribution Right by a holder thereof prior to the Effective Time).
“Employee Benefit Plan” means (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether funded or unfunded, including cash, equity or equity-based, employment, retention, change of control, deferred compensation, performance awards, fringe, consulting, health, medical, dental, disability, workman’s compensation, accident, life insurance, day or dependent care, legal services, vacation, severance, retirement, pension, savings, or termination.
“Encumbrance” means liens, charges, pledges, options, rights of first offer or refusal, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements, lease or sublease, right of way, encroachment and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.
“ERISA” is defined in the definition of the term “Employee Benefit Plan.”

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“ERISA Affiliate” means, with respect to any entity, trade, or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade, or business, or that is a member of the same “controlled group” as the first entity, trade, or business pursuant to Section 4001(a)(14) of ERISA.
“Estimated Cash Amount” shall have the meaning ascribed thereto in Section 1.9(a).
“Estimated Net Working Capital Amount” shall have the meaning set forth in Section 1.9(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Final Cash Amount” shall mean the definitive calculation of Buyerlink’s Cash as reflected in the Final Adjustment Statement.
“Final Net Working Capital Amount” shall mean the definitive calculation of Buyerlink’s Net Working Capital as reflected in the Final Adjustment Statement.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any court, tribunal, arbitrator, regulatory or administrative agency, commission, subdivision, department or other authority or other governmental instrumentality.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Initial Outside Date” shall have the meaning set forth in Section 6.1(b).
“Inspirato Common Stock” means Inspirato’s Class A common stock, par value $0.0001 per share.
“Inspirato Fairness Opinion” means an opinion of Roth Capital Partners, LLC, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the amount of Merger Consideration is fair to Inspirato.
“Inspirato Per Share Value” means $3.61.
“Inspirato Stockholder Approval” means the (i) affirmative vote or consent in favor of the Charter Amendment of the holders of a majority of the outstanding shares of Inspirato Common Stock and (ii) affirmative vote or consent in favor of the Share Issuance of the majority of votes cast.

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“Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, including the following: (i) all statutory invention registrations, patents and patent applications (together with any and all re-issuances, continuations, continuations-in-part, divisionals, revisions, provisionals, renewals, extensions and reexaminations thereof) and all improvements to the inventions disclosed in each such registration, patent and patent application, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress, logos, certifications, Internet domain names, social media identifiers and accounts, corporate names and any and all other indications of origin (whether or not registered), including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights (whether or not registered) and all applications and registrations therefor, works of authorship, mask work rights and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) all trade secrets, know-how (including manufacturing and production processes and research and development information), confidential information, technical data, algorithms, formulae, procedures, protocols, rules of thumb, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (v) software (including source code, object code, firmware, operating systems and specifications), (vi) databases and data collections, (vii) industrial designs (whether or not registered), (viii) rights of publicity, privacy rights, and rights to personal information, and (ix) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Interim Buyerlink Financial Statements” shall have the meaning set forth in Section 2.7.
“IT Assets” means any and all computers, software, firmware, middleware, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment.
“Knowledge” (i) when used with respect to Inspirato or its Subsidiaries, means the actual knowledge, after reasonable inquiry, of its CEO, CFO and General Counsel and (ii) when used with respect to Buyerlink, means the actual knowledge, after reasonable inquiry, of its CEO, CFO and General Counsel.
“Law” shall mean any domestic or foreign law, common law, statute, ordinance, rule, regulation, code, judgment, order, writ, injunction, decree or legally enforceable requirement enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Authority.
“Lease” means, in respect of any Person, a lease, license, sublease, occupancy agreement, concession, permit or other arrangement pursuant to which such Person or any of its Subsidiaries has a right to use real property as a lessee, licensee, sublessee, occupant, concessionaire, permitee or similar user, without regard to whether such Person or Subsidiary is considered under applicable Law to be the fee owner of such real property.

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“Leased Real Property” means, in respect of any Person, real property which such Person or any of its Subsidiaries uses pursuant to a Lease, together with all right, title and interest of such Person and its Subsidiaries in and to all leasehold improvements thereto, all easements, rights and appurtenances pertaining thereto and all security deposits, reserves and prepaid rents and royalties paid in connection therewith.
“Material Adverse Effect” means, with respect to a Person, (a) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the Transactions in accordance with the terms hereof, or (b) any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the Transactions or the performance of this Agreement; (iii) any change in the market price or trading volume of the Inspirato Common Stock (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; and (vi) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the Transactions; provided that changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, as compared to other companies operating in the industries in which such Person and its Subsidiaries operate.
“Material Contract” shall mean (a) in reference to Buyerlink, a Buyerlink Material Contract, and (b) in reference to Inspirato, an Inspirato Material Contract.
“Merger Consideration” shall have the meaning set forth in Section 1.8(a).
“Net Working Capital” means, with respect to any Person, (i) the aggregate value of the consolidated accounts receivable and prepaid expenses of such Person and its Subsidiaries minus (ii) the aggregate value of the consolidated accounts payable, accrued liabilities, accrued interest, accrued compensation and benefits expense and deferred revenue of such Person and its

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Subsidiaries, in each case, calculated in a manner consistent with the sample calculation attached hereto as Exhibit F.
“Net Working Capital Target” shall mean thirteen million, six hundred and eighty one thousand dollars ($13,681,000).
“One Planet Group” shall have the meaning set forth in the Recitals.
“Owned Real Property” means, with respect to any Person, all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by such Person or any of its Subsidiaries.
“Permit” means all licenses, permits, franchises, consents, approvals and other authorizations of or from any Governmental Authority.
“Permitted Encumbrances” means with respect to any Person, (a) statutory Encumbrances for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate legal proceedings and are adequately reserved for in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate legal proceedings; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current or anticipated use and operation of such real property; (d) any right of way or easement related to public roads and highways; (e) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; (f) Encumbrances arising from the terms of the leases and other instruments creating such title or interest; and (g) Encumbrances constituting of non-exclusive licenses, non-exclusive sublicenses or covenants not to sue in respect of Intellectual Property Rights granted in the ordinary course of business.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data which identifies or may be reasonably used to identify, contact, or locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, in each case, to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy Laws;
“Privacy Laws” means all laws and regulations governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or breach notification relating thereto.

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“Process” or “Processing” means any operation or set of operations, with respect to data or information, whether or not by automated means, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination, erasure or destruction of such data or any other operation that is otherwise considered “processing” or similar term under applicable Privacy Laws.
“Related Person,” with respect to any Person, means any Affiliate, officer or director of such Person, or any of the respective family members of such Person or any Person in which any of the foregoing has, directly or indirectly, a material interest.
“Reorganization” means a “reorganization” within the meaning of Section 368(a) of the Code.
“Reverse Termination Fee” means an amount equal to one million dollars ($1,000,000).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC Filings” means all forms, reports, certifications, prospectuses, registration statements, proxy statements, schedules, statements, and other documents (including all amendments thereto) (i) filed by Inspirato under the Securities Act, the Exchange Act, and all other federal securities Laws or (ii) filed or furnished by Inspirato on a voluntary basis since January 1, 2022.
“Securities” means any class or series of equity interest in a party, including without limitation, common stock, preferred stock or membership or ownership interests in a limited liability company or partnership.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any (i) cyber or data security incident, ransomware or malware attack, or other incident that materially affects or compromises the confidentiality, integrity or availability of any IT Assets or (ii) any unlawful or unauthorized access to, acquisition of, disclosure, exfiltration, use, loss, alteration, destruction, compromise, theft, or other unauthorized processing of any personal data owned or controlled by Buyerlink or its Subsidiaries.
“Special Committee Designee” shall have the meaning set forth in Section 1.6(b).
“Specified Matters” shall have the meaning set forth in Section 5.3(f).
“Standard Contracts” means any materials transfer agreement, nondisclosure agreement, services agreement, commercially available software-as-a-service offerings agreement for a license fee of less than $50,000 in the aggregate, off-the- shelf software license agreement, license agreement commonly referred to as “open source,” “public,” or “freeware” software license, generally available patent license agreements, or non-exclusive licenses granted to customers, in each case, solely to the extent entered into in the ordinary course of business, and

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excluding any such agreement that includes the grant of an exclusive option or other exclusive rights to use or practice any Intellectual Property Rights.
“Stockholders Agreement” shall have the meaning set forth in the Recitals.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity, the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party.
“Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.
“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax.
“Tax Opinion” means the written opinion of Davis Polk & Wardwell LLP dated as of the Closing Date to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a Reorganization, and each of Buyerlink and Inspirato will be a party to such Reorganization within the meaning of Section 368(b) of the Code.
“Tax Return” means any return, report, declaration, or similar statement or form filed or required to be filed with a Taxing Authority (or provided to a payee) with respect to any Tax (including any attached schedules and related or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax, and including any amendment thereof.

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“Termination Fee” means an amount equal to one million dollars ($1,000,000).
“Transaction Valuation” means $326,300,000.
“Willful Breach” means (i) a material breach that is a consequence of an act or intentional omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of such covenant or agreement and (ii) the failure by any party to consummate the Transactions after all of the conditions set forth in Article V have been satisfied or waived (by the party entitled to waive any such applicable conditions).

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Term    Section
Accounting Referee    Section 1.9(d)
Acquisition Agreement    Section 4.3(a)
Adverse Recommendation Change    Section 4.3(a)
Agreement    Preamble
Alternative Proposal    Section 4.3(e)(i)
Antitrust Laws    Section 4.4(a)
Applicable Environmental Laws    Section 2.13
Audited Inspirato Financial Statements    0
BIS    Section 2.19(b)
Buyerlink    Recitals
Buyerlink Benefit Plan    Section 2.16
Buyerlink Board of Directors    Recitals
Buyerlink Designees    Section 1.6(b)
Buyerlink Disclosure Schedule    Article II
Buyerlink Financial Statements    Section 2.7
Buyerlink Intellectual Property    Section 2.17(a)
Buyerlink Material Contract    Section 2.15(a)
Buyerlink Organizational Documents    Section 1.5
Buyerlink Owned Intellectual Property    Section 2.17(b)
Buyerlink Related Party Transaction    Section 2.18
Buyerlink Stockholder Consent    Recitals
CERCLA    Section 2.13
Certificate of Merger    Section 1.3
Closing    Section 1.2
Closing Certificate    Section 1.9(a)
Closing Date    Section 1.2
Converted RSU Award    Section 1.10(a)
Creditor Rights    Section 2.2
DGCL    Section 1.1
Disputed Amounts    Section 1.9(d)
Effective Time    Section 1.3
Estimated Cash Amount    Section 1.9(a)
Estimated Net Working Capital Amount    Section 1.9(a)
Export Control and Economic Sanctions Laws    Section 2.19(b)
Final Adjustment Statement    Section 1.9(e)
Indemnified Liabilities    Section 4.9(a)
Indemnified Persons    Section 4.9(a)
Inspirato    Recitals
Inspirato Benefit Plan    Section 3.23
Inspirato Board    Section 1.6(b)
Inspirato Board Recommendation    Section 4.2(c)
Inspirato Disclosure Schedule    Article III

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Inspirato Financial Statements    0
Inspirato IT Assets    Section 3.15(d)
Inspirato Intellectual Property    Section 3.15(a)
Inspirato Material Contract    Section 3.14(a)
Inspirato Notice    Section 4.3(d)
Inspirato Organizational Documents    Section 3.1
Inspirato Owned Intellectual Property    Section 3.15(b)
Inspirato Per Share Value    Section 1.8(a)
Inspirato Related Party Transaction    Section 3.17
Inspirato Special Committee    Recitals
Interim Buyerlink Financial Statements    Section 2.7
Internal Controls    Section 3.20(c)
Intervening Event    Section 4.3(e)(ii))
Merger    Recitals
Merger Sub    Recitals
Name Change    Section 4.13
Note    Section 1.8(a)
Objection Notice    Section 1.9(c)
OFAC    Section 2.19(b)
One Planet    Recitals
Outside Date    Section 6.1(b)
Preliminary Adjustment Statement    Section 1.9(a)
Proxy Statement    Section 3.5
RCRA    Section 2.13
Representatives    Section 4.3(a)
Sanctioned Jurisdiction    Section 2.19(b)
Sanctioned Party    Section 2.19(b)
Share Issuance    Section 1.1
Special Committee Designee    Section 1.6(b))
Stock Consideration    Section 1.8(a)
Stockholders Agreement    Recitals
Stockholders Agreement Term Sheet    Section 4.14
Superior Proposal    Section 4.3(e)(iii)
Surviving Corporation    Section 1.1
Transaction Agreements    Section 1.1
Transactions    Section 1.1
Unaudited Inspirato Financial Statements    0
Voting Agreement    Recitals

[Signature Page Follows]
2
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

INSPIRATO INCORPORATED
By:
Name:
Title:
RR MERGER SUB, INC.
By:
Name:
Title:
BUYERLINK INC.
By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]
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EXHIBIT A
PREFERRED STOCK TERM SHEET
(see attached)

Exhibit A
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EXHIBIT B
FORM OF VOTING AGREEMENT
(see attached)

Exhibit B
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EXHIBIT C
SAMPLE MERGER CONSIDERATION CALCULATION
(see attached)
Exhibit C
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EXHIBIT D
STOCKHOLDERS AGREEMENT TERM SHEET
(see attached)

Exhibit D
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EXHIBIT E
FORM OF NAME LICENSE AGREEMENT
(see attached)

Exhibit E
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EXHIBIT F
SAMPLE NET WORKING CAPITAL CALCULATION
(see attached)

Exhibit F
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